UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Goodrich Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008
Annual Meeting
of Shareholders
and
Proxy Statement

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217

NOTICE TO SHAREHOLDERS

THE ANNUAL MEETING OF SHAREHOLDERS of Goodrich Corporation, a New York corporation, will be held at Goodrich’s headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina on April 22, 2008, at 10:00 a.m. Eastern Time to:

1. Elect eleven Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2008.

3. Approve an amendment and restatement of the Goodrich Corporation 2001 Equity Compensation Plan.

4. Approve the Goodrich Corporation 2008 Global Employee Stock Purchase Plan.

5. Transact such other business as may properly come before the meeting.

Information with respect to these matters is contained in the Proxy Statement attached to this Notice.

The Board of Directors has fixed March 3, 2008 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors from holders of Common Stock. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To minimize expense associated with collecting proxies, please execute and return your proxy promptly.

By Order of the Board of Directors

Sally L. Geib
Secretary

Dated March 12, 2008

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 22, 2008. Our proxy statement and 2007 annual report to shareholders are available at
www.goodrich.com/governance.

Notice to Shareholders
General Information	1
Vote Required for Approval	2
Proposals to Shareholders	3
1. Election of Directors	3
2. Ratification of Appointment of Independent Registered Public Accounting Firm	7
3. Approval of Amendment and Restatement of the Goodrich Corporation 2001 Equity Compensation Plan	9
4. Approval of the Goodrich Corporation 2008 Global Employee Stock Purchase Plan	16
5. Other Matters	20
Governance of the Company	21
Audit Review Committee Report	28
Compensation Committee Report	30
Compensation Discussion & Analysis	31
Holdings of Company Equity Securities by Directors and Executive Officers	57
Beneficial Ownership of Securities	58
Section 16(a) Beneficial Ownership Reporting Compliance	58
Shareholder Proposals for 2009 Annual Meeting	58
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1

i

GENERAL INFORMATION

The accompanying proxy is solicited on behalf of the Board of Directors of Goodrich Corporation.  Our 2008 Annual Meeting of Shareholders will be held at our corporate headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina at 10:00 a.m. Eastern Time on April 22, 2008.

All shareholders of record of our Common Stock at the close of business on March 3, 2008 are entitled to notice of and to vote at the Annual Meeting. There were 125,064,965 shares outstanding and entitled to vote on such date, and each share is entitled to one vote. There are no cumulative voting rights.

Most shareholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on April 21, 2008.

When you vote by proxy, your shares will be voted according to your instructions. You can revoke your proxy at any time before it is exercised by written notice to our Secretary, timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or voting by ballot at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Proxies for shares of Common Stock will also represent shares held under our Dividend Reinvestment Plan. Proxies will also be considered to be voting instructions to the plan trustees with respect to shares held in accounts under the Goodrich Corporation Employees’ Savings Plan and Goodrich Corporation Savings Plan for Rohr Employees. We have been advised that voting instructions from plan participants must be received by not later than 11:59 p.m. Eastern Time on April 17, 2008 in order to be included in the final voting instruction tabulation provided to the plan trustees.

We will pay the expense of soliciting these proxies. In addition to using the mails and the Internet, our officers, Directors and employees may solicit proxies personally, by telephone or by facsimile. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies. We have retained Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753, to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $10,000 for its services, plus the firm’s expenses and disbursements.

The approximate date on which we will begin mailing this proxy statement, the accompanying proxy and our 2007 Annual Report, including financial statements, to shareholders is March 12, 2008.

This proxy statement and our 2007 Annual Report are available on our Internet site at www.goodrich.com/governance. The Company now offers the opportunity to electronically receive future proxy statements and annual reports over the Internet. By using these services, you are not only able to access these materials more quickly than ever before, but you are also helping the Company reduce printing and postage costs associated with their distribution. Online services are available to our registered and beneficial shareholders who have active email accounts and Internet access. Registered shareholders maintain shares in their own names. Beneficial shareholders have shares deposited with a bank or brokerage firm. To view a listing of participating brokerage firms or to enroll in the program, please go to http://enroll.icsdelivery.com/gr and click on the appropriate selection. If you have accounts with multiple brokers, you will need to complete the process for each brokerage account. Upon completion of your enrollment, you will receive an email confirming your election to use the online services. Your enrollment in the online program will remain in effect as long as your account remains active or until you cancel it. If you are a current employee with a Company provided e-mail address, you will automatically receive proxy statements and annual reports over the Internet unless you notify the Company of your decision to receive paper copies in the mail.

Our principal executive offices are located at Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217.

Unless the context otherwise requires, the terms “we”, “our”, “us”, “Goodrich” and “the Company” as used in this proxy statement refer to Goodrich Corporation.

VOTE REQUIRED FOR APPROVAL

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Withheld votes, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of constituting a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial shareholder and your broker holds your shares in its name, the rules of the New York Stock Exchange permit your broker to vote your shares on the election of Directors and the ratification of the appointment of our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, under the rules of the New York Stock Exchange, your broker cannot vote your shares on the proposal relating to the amendment and restatement of the Goodrich Corporation 2001 Equity Compensation Plan or on the proposal relating to approval of the Goodrich Corporation 2008 Global Employee Stock Purchase Plan if you do not timely provide instructions for voting your shares.

The eleven nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. This means that the Director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” affect the outcome.

Our Guidelines on Governance set forth our procedures if a Director nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for Director who receives a greater number of “withheld” votes than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Committee on Governance is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision.

Ratification of the appointment of our independent registered public accounting firm, approval of the amendment and restatement of the Goodrich Corporation 2001 Equity Compensation Plan and approval of the Goodrich Corporation 2008 Global Employee Stock Purchase Plan will be decided by a majority of the votes cast “for” or “against” each proposal at the Annual Meeting. Abstentions and, if applicable, broker “non-votes” are not counted as votes “for” or “against” these proposals.

PROPOSALS TO SHAREHOLDERS

1. ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is the election of eleven Directors to hold office until the next annual meeting of shareholders in 2009 and until their respective successors are elected and qualified. The eleven nominees for election as a Director are named on the following pages. All of them are now Directors whose terms expire at the 2008 Annual Meeting.

All nominees have indicated that they are willing to serve as Directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by our Board of Directors to replace such nominee.

The Board recommends that you vote FOR the election of these nominees for Director.

NOMINEES FOR ELECTION

DIANE C. CREEL, age 59 — Director since December 22, 1997.
Chairman, Chief Executive Officer and President, Ecovation, Inc., a wastewater management systems company. Ms. Creel has a B.A. and M.A. from the University of South Carolina. Ms. Creel joined Ecovation, Inc. as Chairman, Chief Executive Officer and President in May 2003. Prior to joining Ecovation, Ms. Creel served as Chief Executive Officer and President of Earth Tech from January 1993 to May 2003, Chief Operating Officer from 1987 to 1993 and Vice President from 1984 to 1987. Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scot, Houston, Texas from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners, Columbia, South Carolina from 1971 to 1976. Ms. Creel currently serves on the boards of directors of Foster Wheeler, Inc. and Allegheny Technologies.

GEORGE A. DAVIDSON, JR., age 69 — Director since April 15, 1991.
Retired Chairman, Dominion Resources, Inc., a natural gas and electric power holding company. Mr. Davidson is a graduate of the University of Pittsburgh with a degree in petroleum engineering. Effective January 2000, Dominion Resources and Consolidated Natural Gas Company merged. He has been associated with Consolidated Natural Gas since 1966. He became Vice Chairman of Consolidated Natural Gas in October 1985 and served in that position until January 1987, when he assumed the additional responsibility of Chief Operating Officer. In May 1987 Mr. Davidson became Chairman and Chief Executive Officer and served in that capacity until becoming Chairman of Dominion Resources, Inc. in January 2000. He retired from that position in August 2000. Mr. Davidson is a director of Dominion Resources, Inc. and PNC Financial Services Group, Inc. Mr. Davidson is a director and Chairman of the Pittsburgh Foundation, Past Chairman of the Board of The Pittsburgh Cultural Trust, Chairman Emeritus of the Pittsburgh Civic Light Opera Board and Past Chairman of the American Gas Association. Mr. Davidson is a trustee of the University of Pittsburgh, chairs the Board of Visitors of the Katz Graduate School of Business and is Vice Chair of the Board of Visitors of the School of Engineering, and serves on the board of the Sewickley Valley Hospital Foundation and the Carnegie Museum of Natural History.

HARRIS E. DELOACH, JR., age 63 — Director since April 17, 2001.
Chairman, President and Chief Executive Officer, Sonoco Products Company, a worldwide, vertically integrated packaging company. Mr. DeLoach holds a bachelor of arts degree in business administration and a juris doctor degree from the University of South Carolina. Mr. DeLoach was named President and Chief Executive Officer of Sonoco Products Company in July 2000 and Chairman in April 2005. Previously, he was Senior Executive Vice President and Chief Operating Officer from 1999 to 2000, Executive Vice President from 1996 to 1999 and Group Vice President from 1993 to 1996. He joined Sonoco in 1985. Mr. DeLoach is a director of Sonoco Products Company and Progress Energy Corporation. He also serves on the Board of Directors of the Palmetto Institute, member of the University of South Carolina Business Partnership Foundation, member of the Board of Directors of the South Carolina Governor’s School for Science and Mathematics Foundation, and Past Chairman of the South Carolina Chamber of Commerce.

JAMES W. GRIFFITH, age 54 — Director since July 15, 2002.
President and Chief Executive Officer, The Timken Company, an international manufacturer of highly engineered bearings, alloy and specialty steel and components. Mr. Griffith earned his B.S. in industrial engineering and his M.B.A. from Stanford University. He joined The Timken Company in 1984. From 1984 to 1999 he held a wide range of positions in several areas of the company, including international operations and strategic management. He was elected President and Chief Operating Officer in 1999 and President and Chief Executive Officer in July 2002. Mr. Griffith is a director of The Timken Company, is on the Executive Committee and Board of Directors of the National Association of Manufacturers, is on the Board of Directors of MAGNet, serves as the President for the World Bearing Association, and is a member of the Board of Trustees of Mount Union College.

WILLIAM R. HOLLAND, age 69 — Director since July 12, 1999.
Retired Chairman, United Dominion Industries Limited, a diversified manufacturing company that was acquired by SPX Corporation in May 2001. Mr. Holland has bachelor of arts and juris doctor degrees from the University of Denver. He joined United Dominion in 1973 as Vice President and General Counsel. He held various executive positions with United Dominion, including Chief Executive Officer from 1986 to 2000 and Chairman from 1987 to 2001. Mr. Holland is Chairman and a director of EnPro Industries, Inc. and a director of Lance Inc. He is a director of Cook & Boardman, Inc. and Crowder Construction Company, a director of the Carolinas Healthcare System Foundation, Charlotte, North Carolina, a corporate member of the Jupiter, Florida Medical Center and a member of the Advisory Board of the Walker School of Business, Appalachian State University, Boone, North Carolina. He was named as an Outstanding Director in 2008 by the Outstanding Directors Institute.

JOHN P. JUMPER, age 62 — Director since December 5, 2005.
Retired Chief of Staff, United States Air Force. General Jumper retired from the United States Air Force in 2005 after a distinguished 39-year military career. In his last position as Chief of Staff he served as the senior military officer in the Air Force leading more than 700,000 military, civilian, Air National Guard and Air Force Reserve men and women. In that position he administered annual budgets in excess of $100 billion. As Chief of Staff, he was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. From 2000 — 2001 General Jumper served as Commander, Air Combat Command. During the 1999 war in Kosovo and Serbia he commanded U.S. Air Forces in Europe and Allied Air Forces Central Europe. In earlier assignments he served on the Joint Staff and as Senior Military Assistant to Secretary of Defense Dick Cheney and Secretary Les Aspin. He also commanded an F-16 fighter squadron and two fighter wings, accumulating more than 5,000 flying hours, including more than 1,400 combat hours in Vietnam and Iraq. General Jumper holds a degree in electrical engineering from the Virginia Military Institute and an M.B.A from Golden Gate University in San Francisco. He currently serves on the boards of SAIC, Inc., Jacobs Engineering Group Inc., TechTeam Global Inc. and Somanetics Corporation, as well as on the non-profit boards of the Air Force Association, The Marshall Foundation and the Air Force Village Charitable Foundation.

MARSHALL O. LARSEN, age 59 — Director since April 16, 2002.
Chairman, President and Chief Executive Officer, Goodrich Corporation. Mr. Larsen received a B.S. in Engineering from the U.S. Military Academy and an M.S. in industrial administration from the Krannert Graduate School of Management at Purdue University. He joined Goodrich in 1977 as an Operations Analyst. In 1981, he became Director of Planning and Analysis and subsequently Director of Product Marketing. In 1986, he became Assistant to the President and later served as General Manager of several divisions of Goodrich’s aerospace business. He was elected a Vice President of Goodrich and named a Group Vice President of Goodrich Aerospace in 1994 and was elected an Executive Vice President of Goodrich and President and Chief Operating Officer of Goodrich Aerospace in 1995. He was elected President and Chief Operating Officer of Goodrich in February 2002, Chief Executive Officer in April 2003 and Chairman in October 2003. Mr. Larsen is a member of the Board of Governors of the Aerospace Industries Association and the Business Roundtable and is a director of Becton, Dickinson & Co. and Lowe’s Companies, Inc. He is active in numerous community activities.

LLOYD W. NEWTON, age 65 — Director since December 11, 2006.
General, United States Air Force (Ret.) and Retired Executive Vice President, Pratt & Whitney Military Engines, a leading manufacturer of engines for military aircraft. General Newton retired from the United States Air Force in August 2000 after a distinguished 34 year career. He culminated his Air Force career as a four-star General and was Commander, Air Education and Training Command. His command consisted of 13 bases, 43,000 active duty personnel and 14,000 civilians. In April 2005 he was appointed by the President to serve as a commissioner on the Defense 2005 Base Realignment and Closure Commission. General Newton joined Pratt & Whitney Military Engines in September 2000 as Vice President where he was responsible for all aspects of business development, customer requirements, support and services. He retired from Pratt & Whitney in March 2006 as Executive Vice President. General Newton received a Bachelor of Science degree in Aviation Education from Tennessee State University in 1966. In 1985, he received a Master of Arts degree in Public Administration from George Washington University. He currently serves on the Board of Directors of Sonoco Products Company and Torchmark Corporation, as well as on the non-profit Boards of the National Air and Space Museum, the National Museum of the U.S. Air Force and the Air Force Association.

DOUGLAS E. OLESEN, age 69 — Director since October 1, 1996.
Retired President and Chief Executive Officer, Battelle Memorial Institute, a worldwide technology organization, working for government and industry. Dr. Olesen earned his B.S., M.S. and Ph.D. degrees in civil engineering at the University of Washington. In 1963 Dr. Olesen joined Boeing Aircraft Company as a Research Engineer and assisted in developing and testing closed life-support systems for long-term space missions. He joined Battelle Memorial Institute, Northwest Labs, in Richland, Washington in 1967 and served in a series of management positions. Dr. Olesen was named Vice President and Director of the Northwest Division in 1979. In 1984 he became Executive Vice President and Chief Operating Officer of the Battelle Memorial Institute in Columbus, Ohio. In 1987 he was elected President and Chief Executive Officer and in October 2001 he retired.

ALFRED M. RANKIN, JR., age 66 — Director since April 18, 1988.
Chairman, President and Chief Executive Officer, NACCO Industries, Inc., an operating holding company with interests in the mining and marketing of lignite, manufacturing and marketing of forklift trucks, and the manufacturing and marketing of small household electric appliances. Mr. Rankin holds a bachelor of arts degree in economics from Yale University, and a juris doctor degree from the Yale Law School. He joined NACCO Industries in April 1989 as President and Chief Operating Officer and became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994. Previously, Mr. Rankin served in a number of management positions with Eaton Corporation, with the most recent being Vice Chairman and Chief Operating Officer from April 1986 to April 1989. He is a director of NACCO Industries, Inc., NMHG Holding Co. and The Vanguard Group. He is a director and deputy Chairman of the Federal Reserve Bank of Cleveland and a trustee and president of the Cleveland Museum of Art. He is a trustee of The Greater Cleveland Partnership, the Musical Arts Association and University Hospitals of Cleveland.

A. THOMAS YOUNG, age 69 — Director since April 17, 1995.
Retired Executive Vice President, Lockheed Martin Corporation, an aerospace and defense company. Mr. Young is a graduate of the University of Virginia with bachelor degrees in aeronautical engineering and mechanical engineering, and of the Massachusetts Institute of Technology with a master’s degree in management. Mr. Young was with the National Aeronautics and Space Administration from 1961 to 1982, serving in a number of management positions including Mission Director of the Project Viking Mars landing program and Director of the Goddard Space Flight Center. In 1982 he joined Martin Marietta as Vice President of Aerospace Research and Engineering, and later became Senior Vice President and President of Martin Marietta Electronics & Missiles Group and Executive Vice President. He became President and Chief Operating Officer in January 1990, Executive Vice President of Lockheed Martin Corporation in March 1995 and retired in July of that year. Mr. Young is a director of SAIC, Inc. Mr. Young is also a Fellow of the American Astronautical Society, the American Institute of Aeronautics and Astronautics and the Royal Aeronautical Society and a member of the National Academy of Engineering. He was named as an Outstanding Director in 2005 by the Outstanding Directors Institute.

OTHER NOMINEES

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For a nomination to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2009 Annual Meeting, such notice must be received between December 23, 2008 and January 22, 2009. Each such notice must include:

•	the name, age, and principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between the nominee and others relating to why he or she was selected as a nominee, in addition to any other information required by the SEC’s proxy regulations;

•	the proposed nominee’s written consent to serve as a director if elected;

•	the name and address of the shareholder proposing the nominee as well as any other shareholders believed to be supporting such nominee; and

•	the number of shares of each class of Goodrich stock owned by such shareholders.

No person nominated by a shareholder at the Annual Meeting is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws. See Appendix A for the full text of the relevant section of the By-Laws.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Review Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, subject to ratification by the shareholders at the Annual Meeting, to serve as our independent registered public accounting firm for the year 2008. Should Ernst & Young LLP be unable to perform these services for any reason, the Audit Review Committee will appoint another independent registered public accounting firm to perform these services.

Representatives of the firm of Ernst & Young LLP, our independent registered public accounting firm for the most recently completed fiscal year, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Fees to Independent Registered Public Accounting Firm for 2007 and 2006

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for 2007 and 2006:

	2007	2006
	(In millions)

Audit Fees	$6.74	$6.59
Audit-Related Fees	0.56	1.61
Tax Fees	0.00	0.00
All Other Fees	0.01	0.01

Total Fees	$7.31	$8.21

Audit Fees.  Audit fees consist of fees billed by Ernst & Young LLP for professional services rendered for the audit of our financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by them in connection with statutory and regulatory filings or engagements for those years. Audit fees also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Audit-related fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above. Audit-related fees included fees for employee benefit plan audits, acquisition/divestiture assistance, accounting consultation and audits of a joint venture.

Tax Fees.  There were no tax fees billed by Ernst & Young LLP for 2007 and 2006.

All Other Fees.  All other fees consist of fees related to products and services provided by Ernst & Young LLP, other than those reported above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”. For 2007 and 2006, all other fees represents fees billed by Ernst & Young LLP for miscellaneous services.

None of the services represented by the fees set forth in the above table were provided in accordance with the de minimis exception to Audit Review Committee approval that appears in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Audit Review Committee Pre-Approval Policy

The Audit Review Committee of our Board of Directors must review and pre-approve all audit and non-audit services performed by our independent registered public accounting firm. In conducting such reviews, the Audit Review Committee will determine whether the provision of non-audit services would impair the firm’s independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Review Committee specifically provides for a different period.

Requests or applications to provide services that require pre-approval by the Audit Review Committee are submitted by both the independent registered public accounting firm and management and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. Detailed back-up documentation must be provided in connection with each request or application.

The Audit Review Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Review Committee at its next scheduled meeting. The Audit Review Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The full text of the Audit Review Committee pre-approval policy is available on the corporate governance page of our Internet site at www.goodrich.com/governance.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2008 will be decided by a majority of the votes cast “for” or “against” the proposal at the Annual Meeting.

The Board of Directors recommends that you vote FOR ratifying this appointment.

3. APPROVAL OF AMENDMENT AND RESTATEMENT OF THE GOODRICH CORPORATION
2001 EQUITY COMPENSATION PLAN

The Board is submitting a proposal to shareholders to approve an amendment and restatement of the Goodrich Corporation 2001 Equity Compensation Plan (the “Plan”). Shareholders originally approved the Plan on April 17, 2001 and approved of the amendment and restatement of the Plan on April 19, 2005.

At the present time, the Plan has approximately 1.2 million shares available for new awards. The Board believes that the Plan has been an important factor in attracting, keeping and motivating key employees, and further believes that this type of incentive should continue to be offered in the future. As a result, the Board proposes and recommends approval of the amendment and restatement of the Plan, which includes the following proposed significant amendments to the Plan:

•	To increase the number of shares available from 11,000,000 to 14,500,000;

•	To revise the rules applicable to calculating the number of shares available under the Plan, including to count against the limitations the number of shares subject to issuance upon exercise or settlement of awards as of the dates on which the awards are granted, and to remove provisions that previously permitted shares tendered to pay the exercise price of options and shares withheld to satisfy withholding tax obligations to again be available for other Plan awards;

•	To provide that the maximum number of shares that may be issued pursuant to performance share awards, performance unit awards, restricted stock awards, restricted unit awards and Other Awards (as defined below) for awards made on or after the effectiveness of the proposed amendment and restatement of the Plan will be 1,500,000 shares;

•	To expressly prohibit transfers of awards for value;

•	To provide for early exercise or termination of options or stock appreciation rights in the event of a “Change in Control” where either the Company liquidates or dissolves or, in the case of non-liquidation or dissolution change in control events, where such rights are not assumed by or substituted for by the successor corporation or its parent or subsidiaries; and

•	To make various other revisions in order to ensure that the Plan complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

A summary of the amended and restated Plan appears below. This summary is qualified in its entirety by reference to the text of the amended and restated Plan, which is included as Appendix B to this proxy statement.

Shares Available for Plan; Award Limitations

The Plan makes 14,500,000 shares of our common stock available for grant, together with shares of common stock available as of April 17, 2001 for future awards under our stock option plan that became effective on April 19, 1999 (the “1999 Plan”) and any shares of common stock represented by outstanding 1999 Plan awards as of April 17, 2001 that are not issued or that are subject to awards that have lapsed or are forfeited, terminated, settled in cash or canceled without having been exercised (other than shares underlying an option that is canceled upon exercise of a related appreciation right), after that date. Such shares may be either authorized but unissued shares or treasury shares. The closing price of our common stock on January 31, 2008 as reported by the New York Stock Exchange was $62.45 per share.

The following rules apply for purposes of calculating the number of shares of common stock available for delivery under the Plan:

•	the number of shares subject to issuance upon exercise or settlement of awards as of the dates on which the awards are granted will be counted against the limitations;

•	the grant of a performance share award or other unit or phantom share award will be considered as being equal to the maximum number of shares that may be issued under the award and, if the value of an award is variable on the date it is granted, the value will be deemed to be the maximum limitation of the award;

•	awards payable solely in cash will not reduce the number of shares available for awards under the Plan;

•	if the exercise price of any stock option granted under this Plan or the 1999 Plan, or the tax withholding obligation associated with the exercise of such option, is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), any tendered or withheld shares shall not be available for awards granted under this Plan;

•	the gross number of shares of Common Stock with respect to which a stock-settled stock appreciation right is exercised will be counted against the limitation, rather than the net number of shares delivered upon the exercise of a stock-settled stock appreciation right;

•	any shares awarded under the Plan or the 1999 Plan that are not issued or that are subject to an award under the Plan or the 1999 Plan that has lapsed or is forfeited, terminated, settled in cash or canceled without having been exercised will again be available for other awards under the Plan, with the exception of shares subject to an option that is canceled upon the exercise of a related stock appreciation right.

The Plan also provides certain limitations with respect to particular types of awards, as follows:

•	No individual may receive awards for more than 500,000 shares in any calendar year;

•	The maximum number of shares that may be issued pursuant to incentive stock options is 5,000,000 shares; and

•	The maximum number of shares that may be issued pursuant to performance share awards, performance unit awards, restricted stock awards and Other Awards (as defined below) for awards made on or after the effectiveness of the proposed amended and restated Plan at the 2008 shareholder meeting will be 1,500,000 shares.

Plan Administration

The Compensation Committee of the Board of Directors administers the Plan. The Committee shall consist of at least three members who shall not be eligible to participate in the Plan. The Committee is comprised solely of independent directors. We refer to the Compensation Committee or any other committee appointed by the Board to administrator the Plan (whose members meet the criteria set forth in the Plan) as the “Committee” within this summary.

Eligibility

Awards under the Plan may be granted to any salaried, full-time employees of the Company or any subsidiary of which the Company owns more than 50% of the voting stock. Directors who are also officers or employees may be granted awards under the Plan, but Directors who are not also our employees are not eligible to participate. The Committee has discretion to determine which of the eligible employees will receive awards or grants under the Plan. We estimate that approximately 16,000 employees currently satisfy the eligibility requirements of the Plan

Stock Options

The Committee may grant options to purchase our common stock at not less than Fair Market Value (as defined in the Plan) on the date of grant. The Plan specifically prohibits the repricing of options after they are granted, or the exchange or “swapping” of lower priced options for higher priced options.

The Plan provides for the grant of stock options that qualify as incentive stock options under the Code, as well as stock options that do not qualify for such treatment. The Plan also permits the granting of other statutory stock options pursuant to any future provisions of the Code. The federal income tax treatment of incentive stock options is generally more favorable to optionees than the treatment accorded other options. It is also less favorable to us because we will generally not receive a tax deduction with respect to incentive stock options. (See “Federal Income Tax Treatment” below.) Under current law, the maximum amount of incentive stock options that may be granted to an individual which are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

The Plan provides that, subject to certain limitations with respect to the price and term of options and rights upon termination of employment, discussed below, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options. For example, the Committee may determine the term of each option, which may not exceed 10 years from the date of grant, may determine when options may be exercised and may permit payment upon exercise to be made in our common stock owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may place limitations with respect to the ability to use common stock in payment of the option price, including limitations on the pyramiding of shares.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant stock appreciation rights and/or limited stock appreciation rights in connection with any option granted by the Committee. A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to surrender the related stock option and receive payment in stock for the difference between the stock option price and the price of our common stock on the date on which the appreciation right is exercised. A limited stock appreciation right entitles the optionee to elect to receive the appreciation on the option in cash for a 60-day period generally commencing following a “Change in Control,” as defined in the Plan.

Stock appreciation rights and limited stock appreciation rights may be granted at the time of the granting of the related stock options or any time thereafter during the term of the related stock options. The number of stock appreciation rights and limited stock appreciation rights granted shall not exceed the number of shares which may be purchased upon the exercise of the related options and shall be exercisable only so long as related options are exercisable.

Performance Share Awards

The Committee may grant performance share awards (performance awards in common stock or phantom shares) and performance unit awards (performance awards to be paid out in cash) that are contingent upon the attainment of performance objectives and other restrictions imposed by the Committee. The performance period, performance objectives and other restrictions and, for performance unit awards, the target unit value or range of unit values, will be established by the Committee at the time of grant. Performance objectives that may be used under the Plan shall be based upon one or more or the following criteria: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The performance objectives may relate to us, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above criteria, either in establishing any performance objective or in determining the extent to which any performance objective has been achieved.

The Committee has the authority, at the time it establishes the performance objectives for a particular award, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the Plan. At the end of the performance period, the Committee will determine the extent or degree to which the performance objectives have been attained and will determine the form payment will take (cash, shares of common stock or a combination).

Restricted Stock and Restricted Stock Unit Awards

The Committee may award restricted stock or restricted stock units that are subject to conditions established by the Committee, which may include continued employment with the Company. Any award of restricted stock or restricted stock units that is conditioned upon continued employment will be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided by the Committee in connection with a “Change in Control” as defined in the Plan.

Other Awards

The Plan permits the Committee to make other types of awards in units or phantom shares, the value of which are based in whole or in part on the value of the Company’s Common Stock, in lieu of making awards in actual shares of stock (“Other Awards”). Other Awards may be paid in cash, stock or a combination of both.

Miscellaneous

The Plan authorizes the delegation of authority with respect to up to 10% of the shares authorized under the Plan to our Chief Executive Officer and other officers, but only with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

The Committee has discretion to make such provisions as it deems appropriate with respect to the effect, if any, termination of employment will have on any grants or awards under this Plan.

The Committee may require that any federal, state or local withholding tax requirements be satisfied by withholding shares of common stock or other amounts which would otherwise be payable under the Plan.

Options and any related appreciation rights and other awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or as the Committee approves. Under no circumstances will a transfer for value of options and any related appreciation rights, or of any other award under the Plan, be permitted.

If actual shares are awarded subject to performance objectives, continued service, or other conditions, they may be registered in the participant’s name but held by us or be retained in book-entry form. In such event, the Committee may permit the participant to receive dividends and other distributions and to vote with respect to such registered shares. Any awards or parts of awards subject to performance objectives or other restrictions which are not satisfied or removed shall be forfeited to us, and any shares actually issued will revert to treasury shares of the Company.

If there is a change in corporate capitalization such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company (a “Corporate Reorganization”, as defined in the Plan), the Committee or the Board shall be required to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the Plan and/or such other equitable substitution or adjustments to equalize the value and prevent dilution or enlargement of rights of participants in any form or manner that it may, in good faith, determine to be equitable under the circumstances. The number of shares subject to any award shall always be a whole number, notwithstanding any such adjustments.

The time within which options and/or stock appreciation rights may be exercised in full shall be accelerated in the event of a “Change in Control,” as defined in detail in the Plan. Options so accelerated will remain exercisable for at least two years or the remainder of the option or appreciation right term, whichever is shorter, unless they terminate in accordance with other Change in Control provisions of the Plan. The Committee has discretion to determine how to treat other awards in Change in Control situations. In the event of a proposed Change in Control that would be a dissolution or liquidation event, the Board, in its discretion, will notify participants who hold options or stock appreciation rights at least ten business days prior to the date of the proposed dissolution or liquidation and, if the holder does not exercise the award before that time, the award will terminate. With respect to a proposed Change in Control that is not a dissolution or liquidation event, the Plan provides that options or stock appreciation rights be assumed by, or that an equivalent award be substituted by, the successor corporation or its parent or one of its subsidiaries and, if it is not so assumed or substituted, provides that the award will terminate if not exercised on or prior to the date of the Change in Control and requires the Board to give notice to each holder of such options and appreciation rights ten business days prior to the proposed Change in Control. Subject to the more specific definition contained in the Plan, the types of events that will generally be considered to be a Change in Control include the following (each subject to any exceptions contained in the Plan): (i) any person or entity becoming the beneficial owner of 20% or more of the common stock or combined voting power of the Company’s outstanding securities, (ii) a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

The Plan may be amended or terminated by the Board, except that no amendment shall be made without the approval of shareholders which has the effect of increasing the number of shares of stock subject to the Plan (other than in connection with a “Corporate Reorganization,” as defined in the Plan), materially increasing the benefits accruing to participants under the Plan or materially modifying the requirements for participation in the Plan. No amendment or termination will adversely affect any rights or obligations with respect to awards previously made under the Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules.

The Committee may permit deferral of cash or stock based awards provided that such deferral complies with Section 409A of the Code.

U.S. Tax Treatment of Options and Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone stock appreciation right will not recognize taxable income at the time the stand-alone stock appreciation right is granted. If an employee receives the appreciation inherent in the stock appreciation right in stock, the value of such stock will be taxed as compensation income to the employee at the time it is received.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of a stock appreciation right. However, upon the exercise of a stock appreciation right, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Stock Awards / Performance Awards

The recipient of a stock award or performance award will recognize no income at the time of grant if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute compensation income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in an amount equal to the compensation realized by the employee.

Tax Treatment of Awards to Employees Outside the United States

The grant and exercise of options and awards under the Plan to employees outside the United States may be taxed on a different basis.

Plan Benefits

It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.

Awards under the Plan in 2007 to the Chief Executive Officer and each of the named executive officers are shown in the “Summary Compensation Table” and in the “Grants of Plan-Based Awards” table.

Awards under the Plan in 2007 for all executive officers as a group were as follows: 697,400 stock options, 73,600 restricted stock units and 59,100 performance units. Awards under the Plan in 2007 for all non-executive officer employees as a group totaled 649,600 stock options, 486,850 restricted stock units and 90,600 performance units. Non-executive directors are not eligible to participate in the Plan.

Vote Required

Approval of the amendment and restatement of the Plan will be decided by a majority of the votes cast “for” or “against” the proposal at the meeting.

The Board of Directors recommends that you vote FOR approval of the amendment and restatement of the Goodrich Corporation 2001 Equity Compensation Plan.

4. APPROVAL OF THE GOODRICH CORPORATION 2008 GLOBAL EMPLOYEE
STOCK PURCHASE PLAN

The Board is submitting a proposal to shareholders to approve the Goodrich Corporation 2008 Global Employee Stock Purchase Plan (the “Purchase Plan”). The purpose of the Purchase Plan is to provide an overarching framework for localized stock purchase plans under which employees of the Company and its affiliates can be provided the opportunity to purchase shares of our common stock through accumulated payroll deductions. The Board also views the Purchase Plan as a retention tool as well as providing employees with the ability to share in the future success of the Company and aligning their personal interests with the interests of the Company’s shareholders.

A summary of the Purchase Plan appears below. This summary is qualified in its entirety by the text of the Purchase Plan, which is included as Appendix C to this proxy statement.

Plan Administration

The Purchase Plan will be administered by the Compensation Committee of the Board or such other committee of the Board as may be appointed from time to time by the Board whose members meet the criteria set forth in the Purchase Plan. We refer to the Compensation Committee or any other committee appointed by the Board to administer the Purchase Plan as the “Committee” within this summary. The Committee has broad administrative authority, including: to interpret the Purchase Plan and each of its sub-plans; to adopt, amend and rescind rules and regulations for administering the Purchase Plan and its sub-plans; and to correct defects in the Purchase Plan. The Committee may appoint appropriate agents to administer the Purchase Plan, and the Committee and any person to whom administrative authority has been delegated will be indemnified by the Company for their actions, determinations and omissions relating to the Purchase Plan or any sub-plan as set forth in the Purchase Plan.

Shares Available for Purchase Plan

Shares of the Company’s Common Stock may be offered for purchase under the Purchase Plan. The maximum number of shares that may be offered pursuant to the Purchase Plan is 3,000,000 shares, subject to adjustment and amendment as described under “Adjustments” and “Amendments” below. As offerings under the Purchase Plan will be made under sub-plans to the Purchase Plan (as further described below), this 3,000,000 share limitation is effectively the cap on the number of shares that may be issued in the aggregate under any sub-plans to the Purchase Plan. Shares made available under the Purchase Plan may be either authorized but unissued shares, shares purchased on the market, treasury shares or any combination of the foregoing. Shares offered but not in fact delivered pursuant to a sub-plan, shares delivered to, but subsequently forfeited by, a participant, and shares subject to grants, awards or incentives that are settled in cash rather than delivery of shares, will not count against the limit described in this paragraph.

Eligible Employees

The class of employees eligible to participate in the Purchase Plan consists of those full-time or part-time employees or statutory directors of the Company and any of its affiliates (as defined in the Purchase Plan) participating in a sub-plan who satisfy the eligibility requirements of an applicable sub-plan, subject to the limitation that no employee who beneficially owns 5% or more of the Company’s outstanding shares will be eligible to participate in the Purchase Plan. Without regard to the 5% limitation, we estimate that, together with those entities that qualify as affiliates under the Purchase Plan, we currently have approximately 23,000 such employees or directors who could be eligible to participate upon the adoption of applicable sub-plans. Sub-plans adopted under the Purchase Plan must permit participation by a specified group of the class of employees described above, a substantial majority of whom will not be executive employees. We anticipate that our existing Employee Stock Purchase Plan for U.S. employees will become a sub-plan of the Purchase Plan if our shareholders approve of this proposal. We estimate that approximately 16,000 U.S. employees are currently eligible to participate in that existing plan. It is also anticipated that the Committee will authorize a sub-plan for our U.K. employees if our shareholders approve of this proposal, which we estimate would permit approximately 3,400 U.K. employees to participate.

Offerings under the Purchase Plan

Sub-plans, in General.  Offerings under the Purchase Plan will be made under and pursuant to the terms and conditions of sub-plans, which the Purchase Plan anticipates will be tailored to meet the legal, tax and other regulatory requirements of the particular country, consistent with the terms of the Purchase Plan. The terms and conditions of the sub-plans will be determined by the Committee, our Chief Executive Officer and the employer participating in the sub-plan.

Payment for Shares; Maximum Discount to Purchase Price.  Each sub-plan will require payment for shares to be in the form and amounts required by law applicable to the sub-plan. The purchase price for shares will be determined by the Committee, will be compliant with laws applicable to the relevant sub-plan and will be set forth in the applicable sub-plan. In no event will the right to purchase any shares under any sub-plan be at a discount to the purchase price of the shares that exceeds 20% of the fair market value of the shares. The sub-plan for U.S. employees will provide for a purchase price discount that complies with Section 423 of the Code, and such discount will be 15% of the fair market value of the shares on the applicable date as set forth in the sub-plan, or such other percentage as may be permitted from time to time under the Code. Fair market value means, as of any date, the average of the closing prices per share of our common stock as reflected by composite transactions on the New York Stock Exchange throughout a period of 10 trading days ending on such date. The closing price of our common stock on January 31, 2008 as reported by the New York Stock Exchange was $62.45 per share.

Limitations on Offering or Contribution Period.  The offering or contribution period is the time period during which contributions to purchase shares in connection with an offering under a sub-plan will be made. The offering or contribution period under the sub-plan for U.S. employees will not exceed 27 months, or such other maximum time period as may be permitted from time to time under the Code. Outside the United States, a sub-plan may provide for an offering or contribution period greater than 27 months, but less than or equal to 60 months, if permitted by laws applicable to such sub-plan and otherwise deemed appropriate by the Committee. A sub-plan may permit participants to exercise rights to purchase shares subsequent to the expiration of the offering or contribution period, but the time periods for exercise cannot exceed those permitted or required by applicable law and the circumstances under which this may occur must be consistent with local practices and applicable law. The Code currently would not permit a U.S. employee to exercise a right to purchase shares under our existing Employee Stock Purchase Plan more than 27 months after the grant date.

Limitations on Employee Contributions.  The Purchase Plan provides for a default limitation on participant contributions, but permits a sub-plan to provide for different contribution limitations that the Committee determines to be appropriate based on local practices and compliant with local law applicable to the sub-plan. With respect to any sub-plan for U.S. employees and any offerings to U.S. employees under a sub-plan, no offering may permit the participant during any one calendar year to purchase shares under the sub-plan and any other stock purchase plan of the Company and its affiliates where the fair market value exceeds $25,000 at the time the offering is made, or such other limitation as may be designated by the Committee or imposed by the Code. The U.S. limitation will apply to non-U.S. sub-plans as well, unless a different limitation is set forth in the non-U.S. sub-plan or required by law applicable to the non-U.S. sub-plan.

Termination of Employment.  Unless otherwise provided in an applicable sub-plan, if the employment of a participant terminates for any reason, including resignation, death, disability, retirement or other cause, his or her participation in the sub-plan automatically terminates, and the Company will refund any payroll deductions held by the Company and issue certificates for shares, if appropriate, to which the employee is entitled under prior offerings. Each sub-plan may provide different or additional terms that apply in the event of a termination of employment of a participant in the sub-plan, including permitting the employee or his or her beneficiary (in the case of death) to exercise rights with respect to an offering following the termination of employment. If a sub-plan provides for the exercise of rights to purchase shares following a termination of employment, the time periods for such exercise may not exceed those permitted or required by applicable law, and the circumstances for permitting such exercise must be consistent with local practices and applicable law.

Restrictions on Assignment.  Rights to purchase shares granted to a participant under any sub-plan are not transferable, except by will or by the laws of descent or distribution. Sub-plans may, however, permit their participants to designate a beneficiary to exercise rights of the participant upon his or her death, subject to the limitations on exercise following termination of employment described above. Rights to purchase shares will be exercisable during a participant’s lifetime only by the participant, or his or her guardian or legal representative if permissible under applicable law.

Adjustments

The Purchase Plan provides that the Board or the Committee will adjust the number of shares subject to and purchase price of awards or rights made pursuant to a sub-plan as well as the maximum aggregate number of shares available under the Purchase Plan, among other equitable adjustments, to take into account the impact of any stock split or a corporate transaction, any merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation.

Additionally, if the Board determines that the number of shares that may be purchased under awards that have been made under sub-plans to the Purchase Plan may exceed the number of shares available for sale under the Purchase Plan as described above under “Shares Available for Purchase Plan,” the Board has discretion to provide for the Committee or the administrators of the relevant sub-plans to make a pro rata allocation of the shares available in as uniform a manner as practicable and as they deem equitable with respect to the participants holding those rights.

Impact of Certain Change in Control Events

The Purchase Plan includes provisions as to how outstanding rights to purchase shares will be treated in the event of a change in control, but permits different treatment of awards if provided in an applicable sub-plan or if otherwise required by law that applies to the sub-plan under which outstanding awards were made. In particular, the Purchase Plan provides for the following to occur, unless otherwise provided in the relevant sub-plan or required by applicable law:

•	In the event of a proposed dissolution or liquidation, the Board, in its discretion, will shorten the offering or contribution period and/or the exercise period by setting a new exercise date that precedes the date of the proposed dissolution or liquidation. The Purchase Plan contemplates that the offering or contribution period and/or exercise period for outstanding awards will terminate immediately prior to the proposed liquidation or dissolution, unless the Board provides otherwise. The Board will be required to notify participants at least ten business days prior to the date of the proposed dissolution or liquidation of the new exercise date and of the fact that outstanding rights to purchase shares will be exercised automatically on the new exercise date unless the participant withdraws prior to that time as permitted by the relevant sub-plan or applicable law.

•	With respect to a proposed change in control that is not a dissolution or liquidation event, the Purchase Plan provides that outstanding rights to purchase shares be assumed by, or that an equivalent award be substituted by, the successor corporation or its parent or one of its subsidiaries and, if it is not so assumed or substituted, provides that the offering or contribution period and/or any exercise period be shortened by the setting of a revised exercise date on which the offering or contribution period and/or any exercise period will end. The revised exercise date will precede the date of the proposed change in control, and the Board will notify each participant at least ten business days prior to the revised exercise date of the revised exercise date and of the fact that all rights to purchase shares will be exercised automatically unless the participants withdraw prior to that time as permitted by the relevant sub-plan or applicable law.

The Purchase Plan includes a detailed definition of “Change in Control” similar to the definition included in the Plan described in Proposal 3, but the Purchase Plan permits a different definition of change in control to govern if specified in a sub-plan or required by law applicable to the relevant sub-plan.

Amendments

The Purchase Plan may be amended by the Board at any time and for any reason. No revision to the Purchase Plan, however, will be effective until the amendment is approved by the shareholders of the Company if such approval is required under any applicable law or by the rules of the New York Stock Exchange. No amendment may adversely affect any right of a participant with respect to contributions paid or shares purchased or held under the Purchase Plan without the participant’s consent, unless the amendment is necessary to comply with applicable law.

Termination

The Purchase Plan and all of its sub-plans will terminate upon the earlier of (i) the termination by the Committee of all sub-plans in effect with respect to all employers participating in the sub-plan at the time of termination and (ii) the 10th anniversary of the date of approval of the Purchase Plan by the Company’s shareholders. In either case, the termination of the Purchase Plan will not affect participants’ rights with respect to any offering that began prior to the termination.

Tax Consequences

The tax consequences for employees participating in the Purchase Plan will depend upon the tax laws of the country in which they live.

U.S. Employees — Federal Income Tax Consequences

For U.S. employees, no federal income tax consequence will arise at the time an employee purchases Common Stock under the Purchase Plan. If an employee disposes of Common Stock purchased under the Purchase Plan less than one year after the Common Stock is transferred to the employee and within two years of the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of transfer to the employee and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. The employee will then recognize capital gain or loss equal to the difference between the employee’s basis, adjusted as described in the preceding sentence, in the Common Stock and the amount realized upon disposition of the stock.

If an employee does not dispose of the Common Stock purchased under the Purchase Plan until at least one year after the Common Stock is transferred to him or her and at least two years after the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the grant date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. The employee will then recognize capital gain or loss equal to the difference between the employee’s basis, adjusted as described in the preceding sentence, in the Common Stock and the amount realized upon disposition of the stock. If an employee dies before disposing of the Common Stock purchased under the Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

New Plan Benefits

No current directors who are not employees will receive any benefit under the Purchase Plan. Each executive officer qualifies for participation under the Purchase Plan and may be eligible to annually purchase up to $25,000 worth of our Common Stock at a discount below the market price. However, participation in the Purchase Plan is voluntary and dependent upon each executive officer’s election to participate, and the benefit will depend on the terms of the offerings (if any) and the fair market value of the Common Stock on the exercise date. Accordingly, the benefits that would be received under the Purchase Plan by our current executive officers and by other eligible employees are not currently determinable.

Vote Required

Approval of the Purchase Plan will be decided by a majority of the votes cast “for” or “against” the proposal at this meeting.

The Board recommends that you vote FOR the approval of the Purchase Plan.

5. OTHER MATTERS

Our Board of Directors knows of no other matters that may properly be presented to the Annual Meeting. If any other matters do properly come before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

GOVERNANCE OF THE COMPANY

Pursuant to the New York Business Corporation Law and our By-Laws, our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman, President and Chief Executive Officer and other officers, through visits to our significant facilities, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among our non-management directors, those Directors meet in regularly scheduled executive sessions without management participation. These sessions are presided over by the Chair of our Committee on Governance.

Corporate Governance

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. In 1995 the Board adopted its Guidelines on Governance, which address a number of important governance issues including director independence, qualifications for Board membership, mandatory retirement, majority voting in the uncontested election of Directors, Board self-assessment and succession planning. In addition, the Board has for many years had in place formal charters setting forth the powers and responsibilities of each of its standing committees.

Obtaining Copies of Governance Documents

We maintain a corporate governance page (www.goodrich.com/governance) on our Internet site that includes key information about our corporate governance initiatives, including our Guidelines on Governance, the charters for our standing committees and our Business Code of Conduct. Copies of the Guidelines on Governance, the charters for our standing committees and our Business Code of Conduct can also be obtained by writing to: Secretary, Goodrich Corporation, 2730 W. Tyvola Road, Charlotte, North Carolina 28217.

Business Code of Conduct

In 2003 our Board of Directors adopted our revised Business Code of Conduct, which sets forth the fundamental legal and ethical principles for conducting all aspects of our business. The code applies to all Directors, officers and employees of our company and its subsidiaries, as well as to agents and representatives doing business on our behalf. Our Business Code of Conduct, together with specific policies and procedures, outlines the behavior expected of such individuals in carrying out their daily activities within appropriate ethical and legal standards.

Board of Directors

Our Board of Directors held seven meetings in 2007. All Directors attended 75% or more of the aggregate of the number of Board of Director meetings and meetings of the committees of the Board on which they served.

We typically schedule a Board of Directors meeting in conjunction with our annual meeting of shareholders and expect that our Directors will attend absent a valid reason, such as a schedule conflict. All eleven individuals standing for election as Directors in 2008 attended our 2007 annual meeting of shareholders.

Director Independence; Audit Committee Financial Expert

Our Board of Directors has determined that each of our Directors other than Mr. Larsen, and each of the members of our Audit Review Committee, Committee on Governance and Compensation Committee, has no material relationship with Goodrich (other than in the individual’s position as a Director) and is an “independent director” under the New York Stock

Exchange director independence standards and the director independence standards set forth in our Guidelines on Governance (which reflect exactly the New York Stock Exchange standards).

The Board has also determined that each of the members of our Audit Review Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and that all members of the Audit Review Committee, Messrs. DeLoach, Jumper, Olesen, Rankin and Young, are “audit committee financial experts” as that term is defined in Item 407 of Regulation S-K of the SEC.

The Board based these determinations primarily on a review of the responses of our Directors to questions regarding education, employment and compensation history, affiliations and family and other relationships and on discussions with the Directors. In making its independence determinations, the Board considered the transactions described below under “Policy on Related Party Transactions” and for the reasons stated below determined that none of those relationships was material.

Policy on Related Party Transactions

In 2006, our Board of Directors adopted a written policy with respect to related party transactions. The policy requires that all transactions between the Company and a related party, which includes all executive officers and Directors and their immediate family members, that exceeds $120,000 and in which the related party has a direct or indirect material interest, be approved or ratified by the Audit Review Committee or by the disinterested members of our full Board of Directors. The policy also applies to entities: (1) owned or controlled by a Director, executive officer or their immediate family members: and (2) of which a Director, executive officer or their immediate family member serves as a senior officer or Director.

For 2007, the Audit Review Committee considered and ratified transactions between the Company and The Timken Company. Director Griffith is President and Chief Executive Officer of Timken. Timken’s direct sales to the Company during 2007 were approximately $3.2 million, consisting of primarily bearing products that the Company used in various applications.

In reaching its decision, the Audit Review Committee took into consideration the following factors: Director Griffith received no unique personal benefit from such transactions; the transactions were negotiated at arm’s length between the companies with no involvement from Director Griffith; the total amount of sales between the companies is small in comparison to the total revenues of either company; and the amount of such sales is significantly below the levels that would preclude a finding of independence under New York Stock Exchange standards or our Guidelines on Governance.

Compensation Committee Interlocks and Insider Participation

In making its independence determinations with respect to Director Griffith, who serves on the Compensation Committee, the Board considered the transactions described above under “Policy on Related Party Transactions” and for the reasons stated above determined that none of those relationships was material.

Board Committees

Our Board of Directors has established five standing committees: the Executive Committee, the Audit Review Committee, the Compensation Committee, the Committee on Governance and the Financial Policy Committee.

The following table shows the current committee membership and the number of meetings each committee held in 2007.

Financial
	Executive	Audit Review	Compensation	Committee on	Policy
	Committee	Committee	Committee	Governance	Committee

Diane C. Creel			X		X
George A. Davidson, Jr.			X		X
Harris E. DeLoach, Jr.	X	Chair		X
James W. Griffith			Chair	X
William R. Holland				X	Chair
John P. Jumper		X			X
Marshall O. Larsen	Chair
Lloyd W. Newton			X		X
Douglas E. Olesen		X			X
Alfred M. Rankin, Jr.	X	X		Chair
A. Thomas Young		X	X
Number of Meetings in 2007	0	8	3	4	4

The following is a brief description of the duties of each committee. A more complete description of each committee’s functions is contained in its charter, which is available on the corporate governance page of our Internet site www.goodrich.com/governance.

Executive Committee.  The Executive Committee acts on behalf of our Board of Directors between regularly scheduled Board meetings. Our Guidelines on Governance state that it is the view of the Board that the Executive Committee will meet only when formal action is necessary and it is not feasible to convene a special meeting, in person or by telephone, of the full Board.

Audit Review Committee.  The Audit Review Committee assists our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. This committee has direct responsibility for the selection and appointment of our independent registered public accounting firm.

Compensation Committee.  The Compensation Committee reviews, analyzes and, in some cases, approves and, in other cases, makes recommendations to our Board of Directors regarding employee and executive compensation, and incentive, equity-based and benefit programs, including compensation for our Chief Executive Officer.

Committee on Governance.  The Committee on Governance assists our Board of Directors in identifying and recommending individuals to the Board for nomination as Board members, Board assessment and administration, management assessment and reviewing and assessing corporate governance guidelines and principles.

Financial Policy Committee.  The Financial Policy Committee assists our Board of Directors in reviewing and monitoring our financial planning, financial structure, risk management and insurance programs, dividend policy and retirement plan funding and investment.

Director Nominations

Our Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders. The Board has delegated the screening process for new Directors to the Committee on Governance.

Our Guidelines on Governance state that candidates nominated for election or re-election to our Board of Directors generally should meet the following qualifications:

•	Candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy.

•	Candidates should possess expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance in Board membership can be achieved and maintained.

•	Candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision-making.

•	Candidates should be willing to devote the required amount of time to the work of the Board and one or more of its committees. Candidates should be willing to serve on the Board over a period of several years to allow for the development of sound knowledge of our company and its principal operations.

•	Candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board.

The Guidelines on Governance state that normally only the Chief Executive Officer should be an employee Director.

When a vacancy exists on the Board, or when the Board determines to add an additional Director, the Committee on Governance seeks out appropriate candidates from various sources, which may include other Directors as well as consultants and search firms to which we pay fees for their assistance in identifying and evaluating candidates. The Committee evaluates all candidates on the basis of the above qualifications and other criteria that may vary from time to time.

The Committee on Governance does not have a formal policy on the consideration of Director candidates recommended by shareholders. The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case-by-case basis.

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who complies with the advance notice provisions of our By-Laws. These advance notice provisions are discussed elsewhere in this proxy statement under the caption “Election of Directors — Other Nominees”.

Communications with Directors

Shareholders or other interested parties who wish to communicate with our Board of Directors, our non-management Directors as a group or any individual Director can do so by writing to them, c/o Secretary, Goodrich Corporation, 2730 West Tyvola Road, Charlotte, North Carolina 28217. Our Secretary has been instructed by the Board to promptly forward all communications so received to the addressee or addressees.

Compensation of Directors

The Committee on Governance determines the total compensation of the non-management Directors. Each component of Director compensation is described in more detail below. Management Directors receive no additional compensation for Board service.

The Board requires that each non-management Director receive and hold a significant amount of his or her compensation for service on the Board in equity-based compensation. Through the Outside Director Phantom Share Plan approximately 60% of a Director’s annual compensation must be held in phantom shares (common stock equivalents). The value of each phantom share is determined on the relevant date by the fair market value of our common stock (as defined in the Phantom Share Plan). Under the Phantom Share Plan, Directors must hold all phantom shares in the Plan until termination of service from the Board. In addition, the Board provides its members with the opportunity to defer annual retainer and meeting fees under the Outside Director Deferral Plan into additional phantom shares.

The following table sets forth information regarding the compensation of our non-management Directors in 2007.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Non-qualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	compensation	Total
(a)	($)(b)	($)(2)(3)(c)	($)(d)	($)(e)	($)(4)(f)	($)(5)(g)	($)(h)

Diane C. Creel	76,000	538,576	—	—	400	6,160	621,136
George A. Davidson, Jr.	76,000	616,624	—	—	—	5,555	698,179
Harris E. DeLoach, Jr.	93,500	389,612	—	—	—	15,828	498,940
James W. Griffith	82,500	342,971	—	—	—	1,702	427,173
William R. Holland	84,000	475,821	—	—	—	4,012	563,833
John P. Jumper	82,000	152,901	—	—	—	—	234,901
Lloyd W. Newton	76,000	118,188	—	—	—	—	194,188
Douglas E. Olesen	83,500	563,684	—	—	—	11,641	658,825
Alfred M. Rankin, Jr.	87,000	368,827	—	—	50,801	7,429	514,057
James R. Wilson(1)	21,167	289,227	—	—	3,322	3,189	316,905
A. Thomas Young	77,500	587,720	—	—	—	19,417	684,637

(1)	Mr. Wilson retired from the Board of Directors on April 24, 2007.

(2)	Under our Outside Director Phantom Share Plan and the Directors’ Phantom Share Plan, our Directors have the following amounts credited to their accounts as of December 31, 2007: Ms. Creel, 17,565 shares; Mr. Davidson, 20,570 shares; Mr. DeLoach, 11,830 shares; Mr. Griffith, 10,035 shares; Mr. Holland, 15,149 shares; General Jumper, 2,717 shares; General Newton, 1,381 shares; Mr. Olesen, 18,531 shares; Mr. Rankin, 11,030 shares; Mr. Wilson, 7,403 shares; and Mr. Young, 19,457 shares. During 2007, our Directors accrued the following dividends equivalents in their accounts: Ms. Creel, $13,340.79; Mr. Davidson, $15,724.43; Mr. DeLoach, $8,791.35; Mr. Griffith, $7,366.91; Mr. Holland, $11,424.21; General Jumper, $1,562.02; General Newton, $501.85; Mr. Olesen, $14,107.62; Mr. Rankin, $8,156.56; Mr. Wilson, $11,308.08 and Mr. Young, $14,841.68.

(3)	The grant date fair value for stock awards for each Director in 2007 was $75,000. Effective July 1, 2007, the Committee on Governance approved increasing the amount of the annual award to $90,000. The amounts in this column reflect the expense recognized in 2007 by the Company for accounting purposes calculated in accordance with SFAS 123(R) for stock award grants to Directors. These amounts are based on all outstanding awards, not just awards made in 2007.

(4)	During 2007 Ms. Creel and Mr. Wilson deferred annual retainer and meeting fees under the Outside Director Deferral Plan, which accrued interest at the prime rate as provided in the Plan. The amount shown in column (f) represents the difference in interest earned compared to the amount they would have earned using the federal long-term rate. For Mr. Rankin, this number represents the increase in the value of his benefit under the Directors’ Retirement Income Plan during 2007. This increase is the net impact of a decrease in value of $11,794 due to later commencement of the pension (i.e., 12/31/07 versus 12/31/06), an increase in value of $75,993 due to the impact on his pension of the increase in his annual retainer, and a decrease in value of $13,398 due to changes in assumptions the Company used to value pension benefits.

(5)	The amounts in this column are the SFAS 123(R) dividend equivalents paid on phantom shares. Directors receive certain perquisites including long distance telephone service, business travel accident insurance and occasional personal use of company aircraft. The aggregate incremental cost of perquisites to each Director was less than $10,000 in 2007.

Annual Retainer and Meeting Fees

During 2007, each of our non-management Directors received an annual retainer of $55,000, payable in quarterly installments. Effective July 1, 2007, the annual retainer was increased to $60,000. In addition, each of our non-management Directors received $1,500 for each Board and Board Committee meeting attended. The Chairs of the Committee on Governance, the Compensation Committee and the Financial Policy Committee each received an annual $5,000 retainer for serving as the Committee Chair and the Chair of the Audit Review Committee received an annual $10,000 retainer. Chair retainers are paid in quarterly installments.

Outside Director Deferral Plan

Starting in 2005, non-management Directors could elect to defer annual retainer and meeting fees under the Outside Director Deferral Plan. The plan permits non-management Directors to elect to defer a portion or all of the annual retainer and meeting fees into either a phantom Goodrich share account or a cash account. Amounts deferred into the phantom share account accrue dividend equivalents, and amounts deferred into the cash account accrue interest at the prime rate. The plan provides that amounts deferred into the phantom share account are paid out in shares of Common Stock, and amounts deferred into the cash account are paid out in cash, in each case following termination of service as a Director in either a single lump sum, five annual installments or ten annual installments.

Prior to 2005, non-management Directors could elect to defer a portion or all of the annual retainer and meeting fees into a phantom Goodrich share account pursuant to the Directors’ Deferred Compensation Plan. The plan provides that amounts deferred into the account are paid out in shares of Common Stock following termination of service as a Director. Dividend equivalents accrue on all phantom shares credited to a Director’s account.

Outside Director Phantom Share Plan

In addition to the annual retainer and meeting fees, in 2007, each non-management Director received an annual grant of phantom shares under the Outside Director Phantom Share Plan equal in value to $75,000. Effective July 1, 2007, the annual grant value of the phantom shares was increased to $90,000. Dividend equivalents accrue on all phantom shares credited to a Director’s account. All phantom shares are fully vested on the date of grant. Following termination of service as a Director, the cash value of the phantom shares will be paid to each Director in either a single lump sum, five annual installments or ten annual installments. The value of each phantom share is determined on the relevant date by the fair market value of common stock (as defined in the plan).

Prior to 2005, each non-management Director received an annual grant of phantom shares under the Directors’ Phantom Share Plan equal in value to the then-current annual retainer. Dividend equivalents accrue on all phantom shares credited to a Director’s account. All phantom shares become fully vested at the earlier of five years from the date of grant, upon the Director’s termination of Board service after age 55, or upon a change in control of Goodrich as defined in our Equity Compensation Plan. Following termination of service as a Director, the cash value of the vested number of phantom shares will be paid to each Director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of Common Stock (as defined in the plan).

Directors’ Retirement Income Plan

Mr. Rankin participates in our 1982 Directors’ Retirement Income Plan, which was terminated in 1995. The plan provided that, upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a Director, any non-management Director would be entitled to receive an annual amount equal to the annual retainer in effect at retirement. A retiring Director who had reached age 55 and served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the annual retainer in effect at retirement, plus 10% of such annual retainer for each additional year of service (rounded to the nearest whole year) up to ten. Under the transition provisions of the plan, upon his retirement Mr. Rankin will be entitled to receive an annual amount under the plan equal to 70% of the annual retainer in effect at retirement.

Other

Non-management Directors are reimbursed for actual expenses incurred in the performance of their services as Directors, including continuing education programs and seminars and, in most instances, provided with travel via company-provided private aircraft to Board of Directors and committee meetings. We also provide each non-management Director with long-distance telephone service for business and personal use and with $250,000 in business travel accident insurance coverage.

Indemnification; Insurance

We indemnify our Directors and officers to the fullest extent permitted by the New York Business Corporation Law. This is required under our By-Laws, and we have also signed agreements with each of our Directors and some of our officers contractually obligating us to provide this indemnification to them.

As authorized by the New York Business Corporation Law and our By-Laws, we have purchased insurance providing indemnification for Goodrich and its subsidiaries as well as their directors and officers. The insurance is part of a package that includes employment practices, fiduciary and crime insurance coverage.

AUDIT REVIEW COMMITTEE REPORT

The Audit Review Committee is appointed annually by the Board of Directors to assist it in its oversight function by monitoring the integrity of Goodrich’s consolidated financial statements, the qualifications and independence of the independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm and compliance with legal and regulatory requirements. The Audit Review Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on internal control over financial reporting. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition, that firm is responsible for attesting to management’s assessment of and the effectiveness of Goodrich’s internal control over financial reporting.

In this context, the Audit Review Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Review Committee that Goodrich’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Review Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Review Committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The Audit Review Committee also reviewed and discussed with management and the independent registered public accounting firm, management’s report and the independent registered public accounting firm’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In addition, the Audit Review Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with the independent registered public accounting firm its independence from Goodrich and its management. The Audit Review Committee also considered whether the provision of non-audit services to Goodrich is compatible with maintaining the firm’s independence. The Audit Review Committee has concluded that the independent registered public accounting firm is independent from Goodrich and its management.

The Audit Review Committee discussed with Goodrich’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Review Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Goodrich’s internal controls, and the overall quality of Goodrich’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Goodrich’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Review Committee also appointed, subject to shareholder ratification, Goodrich’s independent registered public accounting firm for the year 2008.

The Audit Review Committee

Harris E. DeLoach, Jr., Chair
John P. Jumper
Douglas E. Olesen
Alfred M. Rankin, Jr.
A. Thomas Young

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

James W. Griffith, Chair
Diane C. Creel
George A. Davidson, Jr.
Lloyd W. Newton
A. Thomas Young

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Overview

We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business. We have designed the programs to motivate employees to achieve business objectives and maximize their long-term commitment to our success by providing compensation elements that align the interests of executives with maximizing shareholder value and achieving our long-term strategies. In this Compensation Discussion and Analysis, we describe the elements of our executive compensation programs, the rationale for the choices made in developing the programs and the process for compensation design and decisions.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for establishing the overall philosophy and objectives, financial metrics and oversight for our executive compensation programs. The Committee presently consists of five independent directors who are responsible for reviewing our compensation, benefits and stock-based programs and recommending changes to the full Board of Directors. The Committee meets regularly, but at least three times annually, and engages the services of an independent compensation consultant to assist with its deliberations. The Board of Directors has established a Compensation Committee Charter to govern and guide the Committee. The Committee reviews and assesses the Charter annually and recommends any changes to the Board of Directors. The Committee’s philosophy is to develop short-term and long-term incentive programs that reward financial performance that creates value for our shareholders. Our executive compensation programs are designed to strike an appropriate balance between our short-term and long-term goals and objectives.

Compensation of Named Executive Officers

The Chief Executive Officer’s long-term incentive compensation, based on target levels, is approximately 60% of his total direct compensation, and his annual incentive compensation is approximately 20% of his total direct compensation. The remainder of his total direct compensation, approximately 20%, is base salary. For the other named executive officers, based on target levels, their long-term incentive compensation is approximately 55% of their total direct compensation and their annual incentive compensation is approximately 20% of their total direct compensation. The remainder of the other executives’ total direct compensation, approximately 25%, is base salary. The Committee recommends to the Board of Directors the compensation for the Chief Executive Officer and establishes the compensation for the other named executive officers. Below is a bar chart showing the components of the total compensation for the named executive officers based on target levels.

Financial Goals and Performance Metrics

As the Committee collaborates with the Board of Directors and senior management to evaluate our financial performance, it reviews and identifies those areas where financial performance can be improved. Measures of this financial performance improvement include revenue growth, net income, earnings per share, earnings before interest and taxes, cash flow or its individual components, return on equity, return on invested capital or any other financial metric that will enhance shareholder value when achieved or exceeded. In addition to enhancing shareholder value, the executive compensation programs are also intended to provide retention value to the Company and to provide a competitive compensation package for attracting executive talent.

Each year, the Committee reviews our annual and long-term (5 years) business plans. Using this review, the Committee identifies those financial goals that are critical for achievement of our business plans. The Committee also, in conjunction with its independent compensation consultant, Pearl Meyer & Partners, annually reviews the components of other aerospace and manufacturing companies’ executive compensation programs. Other than serving as independent compensation consultant to the Committee and providing advice to the Committee on Governance on Director compensation issues, Pearl Meyer & Partners provided no other services to the Board, its committees or to the Company in 2007. This external review helps the Committee identify issues and trends in executive compensation.

Components of Executive Compensation

The components of our executive compensation program are: annual salary; annual incentive compensation; long-term incentive compensation; benefits; and perquisites. Long-term incentive compensation currently consists of grants of restricted stock units, non-qualified stock options and performance units. Each of these components is discussed separately below.

The Committee’s philosophy is to provide the right balance of short-term and long-term compensation. To that end, the Committee considers the achievement of the long-term goals of the Company to be a priority for increasing shareholder value and targets long-term incentive compensation to be at least 50% of the total direct compensation of the executive officers. This focuses management on the appropriate long-term initiatives to increase shareholder value. In addition, short-term (annual) incentive compensation is intended to be approximately 20 to 25% of the total direct compensation of the executive officers, with annual salary making up the remainder.

Annual Salary

The Committee views annual salary as the foundation for our executive compensation programs. In establishing salary levels, the Committee considers annual salary as a basic and necessary component of executive compensation. While focusing on executive performance, the payment of annual salary is not directly tied to achievement of certain pre-established financial goals. As discussed above, annual salary is targeted to be approximately 20-25% of the total direct executive compensation package for the named executive officers. The Committee considers financial performance when evaluating future salary adjustments as well as the continued employment of the named executive officers.

In addition, annual salary is intended to ensure that our compensation practices are competitive within the aerospace industry and with major industrial companies (using the peer group referenced below). The Committee believes that the target salary for each of our executive positions should be at the median base salary of similar positions at comparable aerospace and industrial companies. Consistent with our peer group companies, our Chief Executive Officer’s annual salary is greater than the salary of the other named executive officers because he has responsibility for the performance of the entire Company while the other named executive officers have responsibility for a business segment or a corporate function. The role requires a different level of knowledge, experience and capability to achieve complex results across the entire Company. While the median serves as a target, other factors such as experience, time in position, complexity of functions and operations and past performance are also considered. The Committee believes that salaries for executives with significant experience and strong past performance should not generally exceed the 75th percentile of the comparable position within the peer group. The Committee recommends to the Board of Directors the base salary for the Chairman and Chief Executive Officer and establishes the annual salary for certain other executive officers, including the named executive officers. Following the 2007 salary increases awarded to the Chief Executive Officer and the other named executive officers, their salaries (except for Mr. Kuechle’s) were between the 50th and the 75th percentile of the comparable peer group. Because Mr. Kuechle only became the Chief Financial Officer of the Company in 2005, his salary is below the median base salary of the comparable peer group.

To help assess the annual salary of our executive officers, each year the Committee and its independent advisor (currently Pearl Meyer & Partners) review market data for each executive officer, including the named executive officers. Pearl Meyer & Partners’ analysis includes reviewing the proxy statements of our peer group and broader executive compensation survey data provided by Towers Perrin, Mercer, Watson Wyatt and Hewitt. The Committee evaluates the peer group data as well as survey data trends to develop a target annual salary for each executive position. The Committee considers a number of factors in determining annual salary, including the past year’s performance, annual salaries paid by comparable aerospace and industrial companies, the complexity of the executive’s position and the executive’s overall experience. Based on its consideration as well as recommendations from the Chief Executive Officer, the Committee uses its judgment to determine the appropriate salary level for each executive officer. The Chief Executive Officer provides written feedback to the Committee on the performance of the executive officers, including his own.

As discussed above, the Committee, through Pearl Meyer & Partners, reviews the proxy statements of peer companies to evaluate current practices and trends within the aerospace industry. The Committee has established a group of aerospace peer companies (32 companies) which is used for both comparison of executive compensation practices as well as total shareholder return performance. The companies included in the peer group are selected based on their aerospace products, revenue size and comparability to our markets and customers. In 2007, Sequa Corporation was removed from the peer group because it was acquired by a private equity group. The companies listed below are our current peer group.

•   AAR Corp.
•   Alcoa Inc.
•   Alliant Techsystems Inc.
•   B/E Aerospace, Inc.
•   The Boeing Company
•   Bombardier Inc.
•   Crane Co.
•   Curtiss-Wright Corporation
•   EADS N.V.
•   Embraer
•   Garmin Ltd.

•	General Dynamics Corporation
•   General Electric Company
•   Heico Corporation
•   Hexcel Corporation
•   Honeywell International Inc.
•   ITT Corporation

•	L-3 Communications Holdings, Inc.
•	Lockheed Martin Corporation
•   Moog Inc.

•	Northrop Grumman Corporation
•   Parker-Hannifin Corporation
•   Precision Castparts Corp.
•   Raytheon Company
•   Rockwell Collins Inc.
•   Rolls-Royce Group plc.
•   Spirit Aerosystems Inc.
•   Teledyne Technologies, Inc.
•   Textron Inc.
•   Triumph Group, Inc.

•	United Technologies Corporation
•	Woodward Governor Company

Annual Incentive Compensation

Our annual incentive compensation is an annual cash bonus paid based on the achievement of certain financial, individual and team performance goals. In addition to rewarding performance, our annual incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence our results and enhance shareholder value. The philosophy is to provide competitive awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved.

An individual’s annual incentive compensation target under our Management Incentive Plan is expressed as a percentage of salary, with the percentages of salary increasing with the level of the job. For 2007, the target bonus for our Chief Executive Officer was 100% of his annual salary. For the other named executive officers in 2007, the target bonus was either 65% or 60% of their annual salary. Consistent with our peer group companies, our Chief Executive Officer’s target bonus is greater than the target bonus of the other named executive officers because he has responsibility for the performance of the entire Company while the other named executive officers have responsibility for a business segment or a corporate function. Annual incentive payments can range from 0% to 200% of target, based on the level of performance against the financial and individual and team objectives. This range of percentages is based on the analysis of the peer group data and the competitive survey data to ensure that our annual incentive compensation remains competitive. The payout percentages are based on the achievement of the financial metrics established at the beginning of the year.

Each year, the Committee evaluates our business and strategic plan to determine which financial metrics are critical to achieving this plan. Based on discussions with our management, the Committee identifies those financial metrics, typically limited to two or three. As we are in the midst of an aerospace growth cycle, the Committee determined that earnings before interest and taxes as well as conversion of earnings into free cash flow are critical goals to achieving our strategic plan. We also used these metrics for the past several years. For the period 2005-2007 the weightings of the earnings before interest and taxes as well as free cash flow were equal at 42.5% each for the Chief Executive Officer and 40.0% each for the other named executive officers. The remaining 15% weighting for the Chief Executive Officer and 20% weighting for the other named executive officers is based on individual and team goals that were identified at the beginning of each year.

The Committee sets the target performance for these financial metrics as well as the threshold and maximum levels at the beginning of each year. The Committee generally establishes the incentive plan targets at the business plan, or budget, for the coming year. This decision is based on the level of difficulty in achieving the business plan as well as identifying the risks associated with the plan. The threshold and maximum levels are then established. The threshold is determined based on the Committee’s judgment of acceptable financial performance and the maximum is determined based on superior financial performance. Annual incentive compensation is paid only if threshold performance is achieved on at least one financial metric. The Committee then reviews financial performance throughout the fiscal year and identifies any areas where further consideration and discussion are warranted. The decision to exercise any discretionary adjustments regarding special items is reserved for year-end after the Committee reviews overall performance. The actual target financial performance levels and the threshold and maximums for the financial metrics for 2007 are disclosed below.

Chief Executive Officer

	Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Earnings Before Interest and Taxes	42.5%	$545.9	$682.4	$818.8
Free Cash Flow*	42.5%	$205.6	$257.0	$367.5
Team and Individual Goals	15.0%	—	—	—

Other Named Executive Officers

	Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Earnings Before Interest and Taxes	40%	$545.9	$682.4	$818.8
Free Cash Flow*	40%	$205.6	$257.0	$367.5
Team and Individual Goals	20%	—	—	—

*	Free cash flow is defined as net cash provided by operating activities minus capital expenditures.

At its February meeting, the Committee reviews our final financial results for the year and the Committee determines whether any special consideration, positive or negative, should be exercised. The Committee has the discretion to make adjustments for significant and unusual special items such as restructuring costs, accelerated settlement of debt obligations, prior year tax settlements and acquisitions and divestures. The Committee then reports the results to the Board of Directors.

In addition to the financial objectives used to determine the annual incentive plan payout, each participant is evaluated on the achievement of individual and team goals. These goals are typically non-financial such as execution of strategic initiatives, talent management and continuous improvement. The respective individual and team goals for the named executive officers are discussed, reviewed and approved by the Committee at the beginning of each year. The Chief Executive Officer provides written feedback to the Committee on the achievement of individual and team goals by each named executive officer, including himself.

Mr. Larsen’s 2007 annual incentive bonus was $1,782,415 and was based substantially (approximately 85%) on Goodrich’s strong 2007 financial performance. 2007 Earnings before Interest and Taxes increased by more than 39% to $829 million and Free Cash Flow increased, from 2006 levels, by more than 33% to $311 million. In addition, Mr. Larsen was recognized for:

•	substantially increasing shareholder value and reducing the gap in stock price valuation compared to aerospace peer group companies;

•	establishing agreements with large OEMs on issues related to new aircraft design and pricing;

•	settlement of a dispute regarding a prior acquisition;

•	continuing to strengthen our talent management process;

•	exceeding the margin plan;

•	successfully implementing our SAP Enterprise Resource Planning system in several key sites during 2007; and

•	divesting a noncore business unit.

Mr. Kuechle’s 2007 annual incentive bonus was $422,311. Mr. Grisik’s 2007 annual incentive bonus was $532,735. Mr. Linnert’s 2007 annual incentive bonus was $536,818. Mr. Carmola’s 2007 annual incentive bonus was $540,918. Their 2007 annual incentive bonuses were based substantially (over 80%) on Goodrich’s strong 2007 financial performance which is discussed above. In addition, each of the four was recognized for:

Mr. Kuechle:

•	substantially increasing shareholder value and reducing the gap in stock price valuation compared to aerospace peer companies;

•	maintaining full compliance with Sarbanes-Oxley requirements;

•	providing leadership on working capital initiatives; and

•	divesting a noncore business unit.

Mr. Grisik:

•	achieving year over year cost savings as a result of effective supply chain management practices;

•	successfully implementing our SAP Enterprise Resource Planning system in several key sites; and

•	driving greater utilization of continuous improvement and lean manufacturing processes throughout the business.

Mr. Linnert:

•	settlement of a dispute relating to a prior acquisition;

•	achieving satisfactory settlement of substantial environmental litigation resulting from a divested business;

•	continuing to drive business conduct and ethics mandates through ongoing education and training of all employees; and

•	supporting the divestiture of a noncore business unit.

Mr. Carmola:

•	establishing a long-term supply agreement with a major customer;

•	significantly improving Actuation and Landing Systems segment margins, quality and on-time delivery in 2007; and

•	divesting a noncore business unit.

For 2007, the Committee excluded the impact of the divestiture of the Company’s Aviation Technical Services business unit. Adjustments for acquisitions and divestitures were identified as excludable at the time that the target levels were set, and was consistent with past practice. After making these adjustments, the Committee recommended an award in the amount discussed above to the Board of Directors for Mr. Larsen and awarded the amounts discussed above for the other named executive officers.

Long-term Incentive Compensation

Our long-term incentive compensation awards are made pursuant to the 2001 Equity Compensation Plan, which was initially approved by shareholders in April 2001 and, as amended and restated, subsequently approved by shareholders in April 2005. The Equity Compensation Plan is administered by the Committee and provides for a variety of equity-based incentive compensation awards such as stock options, restricted stock units, restricted stock and performance units.

In 2004, the Committee changed the approach to providing long-term incentive compensation by adding restricted stock units to the mix of stock options and performance units. At the time, the Committee determined that a stronger emphasis on restricted stock units and less emphasis on stock options was appropriate. The Committee approved the use of restricted stock units in partial replacement of stock options to reduce shareholder dilution and to reduce the number of shares necessary to meet the needs of the plan. The Committee also eliminated the use of incentive stock options and now utilizes non-qualified stock options exclusively. This decision was made to obtain a more beneficial tax treatment for the Company and to streamline the administration and communication of the stock option grant process. This approach was continued in 2007 because the Committee considers it to be an appropriate use of equity as part of total compensation since it further aligns the incentives of our management with the interests of shareholders.

For the named executive officers, the mix of long-term incentive awards is weighted 40% restricted stock units, 30% non-qualified stock options and 30% performance unit awards. This approach balances the overall number of shares used each year for equity grants and minimizes the impact of grants on shareholder dilution. This approach also balances the use of restricted stock units, which provides ongoing value, with stock options and performance unit awards that require stock price growth to create value. Restricted stock units are granted annually if we achieve an adjusted return on invested capital at or above a predetermined level for the previous year. Restricted stock units generally, once granted, vest at the rate of 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant to assist in employee retention. If a participant’s employment with us terminates prior to vesting for any reason other than death, disability or retirement, the unvested restricted stock units are forfeited.

The Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation to executive officers, other than himself. The Chief Executive Officer makes recommendations based on guidelines established by the Committee and his judgment on the individual’s performance. The Committee has established a set of equity grant guidelines based on its review of competitive practices and the practices of our peer group. The guidelines are based on salary and level within the Company. The Committee targets the equity grant guidelines at the median of our peer group data. The Committee also considers its own evaluation of the individuals since the members have an opportunity to observe their performance and have available information on the level of past awards and individual stock ownership of the executive officers which may be considered in the final determination of the awards. The Committee ultimately decides the level of long-term compensation granted to each named executive officer, except for Mr. Larsen. The Committee makes a recommendation to the Board of Directors for the level of long-term compensation for Mr. Larsen.

We use the average of the high and low price on a grant date as the fair market value for our equity grants. We believe this approach is a more appropriate method of determining fair market value than using the closing price which may be more impacted by external or market events late on a grant date.

Restricted Stock Units

The Committee views the annual grants of restricted stock units as the foundation for the long-term incentive awards program. Restricted stock units provide management with an underlying value in our stock. In order to qualify the restricted stock unit awards as performance-based compensation under Section 162(m) of the Code, the Committee has imposed a performance measure of an 8% annual return on invested capital, which must be met before grants are approved for executive employees. For 2007, the annual return on invested capital threshold was increased from 5% to 8%. The Committee considers return on invested capital as an effective measure of our ability to manage our capital. Restricted stock unit grants vest over a five-year period as described earlier. The Committee believes that this vesting schedule provides the appropriate balance between short-term and long-term incentives as well as providing retention value to the Company. As we pay dividends, dividend equivalents are paid to each participant who holds restricted stock units. A participant who dies, becomes disabled or retires is immediately vested in each restricted stock unit award. For 2007, return on invested capital exceeded the 8% annual return threshold, which the Committee took into account in making 2008 grants of restricted stock units.

Stock Options

The Committee views non-qualified stock option grants as a critical and direct link between management and shareholders. All value earned through stock options is dependent upon an increase in the value of our stock price. The 2001 Equity Compensation Plan provides that stock options may not be granted at less than 100% of fair market value on the grant date and that options may not be repriced.

Each year, the Committee approves annual option grants at its December meeting, except with respect to the Chief Executive Officer whose annual grant is approved by the Board of Directors at its December meeting. Senior management recommends to the Committee the potential recipients and the number of options for the annual stock option grant with the Committee reviewing and approving the final grants. The grant price is the fair market value on the grant date, which is defined as the average of the high and low sales price on that date. In order to ensure that our annual stock option grants are not subject to market timing, the Committee has historically approved annual stock option grants at its December meeting with a grant date of the first trading day of the following year.

Stock options are generally granted with a three-year graded vesting schedule, vesting 33.3% each year, and for a term of ten years. The Committee believes that this vesting schedule adequately balances short-term and long-term goals as well as providing retention value to the Company. If a participant dies, becomes disabled or retires on or after age 65, unvested stock options are immediately vested. If a participant retires early, the shares continue to vest on the original schedule. If a person leaves the Company for reasons other than for death, disability or retirement, the unvested stock options are forfeited and any vested options must be exercised within 90 days.

The Committee has established a set of equity grant guidelines based on its review of competitive practices and the practices of our peer group. The guidelines are based on salary and level within the organization.

Performance Units

The Committee views performance units as an opportunity to reward senior management for both stock price growth and achievement of financial performance goals. The Committee makes awards every year, based on overlapping three-year performance cycles. The Committee has determined that a three-year cycle is an appropriate balance of short-term and long-term results and represents a realistic performance horizon. At the beginning of each three-year cycle, the Committee establishes the financial metrics. The financial metrics for the performance unit plan have been consistent for the past four award cycles. The financial metrics, listed below, are relative total shareholder return, which measures our stock performance against our peer group, and return on invested capital, which was discussed earlier. The award of performance units is limited to our senior management, currently consisting of approximately 53 individuals who have significant responsibilities for managing individual business units or have significant influence on our overall results.

	2005-2007 Cycle Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Return on Invested Capital	50%	8.6%	9.7%	10.9%
Relative Total Shareholder Return	50%	25th	50th	75th

Awards are credited as phantom performance shares in a book account for each participant. Each phantom performance share is equivalent to one share of our common stock. Throughout the performance period, dividend equivalents are credited to each participant’s phantom shares. Under the award terms, participants are entitled to a payout at the end of each plan cycle only if the threshold performance standard is met. The number of phantom performance shares to be used in the calculation of the payout will range from 0% to 200% of the total phantom performance share account (including shares credited through dividend equivalents), based on the level of performance against the above financial objectives. At the end of the performance period, the participant will receive a cash payment based on the number of phantom shares at the end of the period, the then current price of our common stock and the level of achievement of each performance measure. For the 2005-2007 cycle, the payout was 181.9% of target award grants.

2007 Special Equity Grant

For 2007, the Committee decided to link a higher portion of our senior executives’ compensation directly to our stock price. In lieu of 25% of their 2007 long-term incentive grant value, the named executive officers received a one-time, performance-based stock option grant. Special stock option awards were also granted to an additional 12 members of senior management. The named executive officers received the following special grants: Marshall O. Larsen 150,000 shares; Scott E. Kuechle, 50,000 shares; John J. Grisik, 50,000 shares; Terrence G. Linnert 50,000 shares; and John J. Carmola 50,000 shares.

These stock option awards were designed to reward our senior executives only if our stock price increased significantly over our stock price on the date of grant. These special stock option awards have a seven-year term that included a market condition whereby the options vest only when our stock price closes at or above $65.00 per share for any five trading days during a 20 consecutive-trading-day period. The grant price was the fair market value on January 3, 2007, $45.87 per share. Due to our stock performance in 2007, these stock option awards vested on September 18, 2007. A total of 715,000 stock options were issued under this special grant.

Benefit and Perquisite Programs

Our executive officers, including all of the named executive officers, are eligible to participate in a number of broad-based benefit programs, including health, disability and life insurance programs, qualified 401(k) and pension plans and a severance plan. Our executive officers may also participate in other benefit programs including non-qualified 401(k) and pension plans, a supplemental executive retirement plan, and a management continuity agreement that takes effect upon a change-in-control. Messrs. Larsen, Grisik and Linnert also participate in an executive disability benefit agreement. The perquisites offered to executive officers include an automobile allowance, automobile and umbrella liability insurance, financial counseling and tax preparation, club memberships, annual physical examinations for the executive and spouse, long-distance telephone service for the executive and family and, in certain cases, home security systems and use of our aircraft for personal use. Executives receive a tax gross-up equal to 100% of the amounts paid by us on behalf of the executive with respect to the automobile allowance, umbrella liability insurance, financial counseling and tax preparation, club initiation fees and certain life insurance programs. These perquisites are reviewed periodically against our peer group to evaluate competitive programs. Overall, the perquisite programs are provided to enable executives to focus more time on Company business, customer relations and business development.

Executive Life Insurance

During 2006, Messrs. Carmola, Grisik and Linnert participated in the Goodrich Corporation Split-dollar Insurance Plan, which provided a two-phase program of split-dollar life insurance for certain of our executive officers. In 2006, the Committee determined that the split-dollar program no longer meets our business purposes and is not necessary to satisfy competitive compensation practices. On December 29, 2006, we entered into new agreements with Messrs. Carmola, Grisik and Linnert, terminating the split-dollar insurance plan for these executives.

These new agreements with Messrs. Linnert, Grisik and Carmola provided that they receive ownership of the split-dollar life insurance policies upon execution of the agreements in return for ending the Company’s ongoing commitment to the split-dollar insurance plan for these executives and the underlying life insurance policies.

Each executive received a life insurance policy with a paid-up cash value that is adequate to sustain the policy, at current dividend rates, with a death benefit equal to two times the executive’s projected salary (assuming 3.5% salary increases) at age 65. These agreements required us to contribute either to the split-dollar life insurance policies or directly to the executive an amount, after taxes, that is adequate to sustain the policy for the expected life of the executive. This approach is consistent with the termination provisions of the original agreements, and resulted in gross taxable income of $516,771 for Mr. Carmola, $355,335 for Mr. Grisik, and $592,288 for Mr. Linnert. These amounts were paid in 2007, and are included in the summary compensation table.

Stock Ownership Guidelines

The Committee approves stock ownership guidelines to align the interests of our senior management team with those of the shareholders. We believe that senior managers (including the named executive officers) should maintain a significant equity interest in the Company through ownership of stock that they acquire either with their own funds or through certain awards described below. The Committee has determined that stock ownership creates direct economic alignment with shareholders and motivates them to enhance shareholder value. The definition of stock owned includes the following:

•	Shares owned in the Goodrich Corporation Employees’ Savings Plan

•	Restricted Stock Units (after-tax value using 35% tax rate)

•	Shares owned/subscribed to in the Goodrich Corporation Employee Stock Purchase Plan

•	Shares held individually or jointly, or in a revocable trust by spouse

•	Restricted Stock shares (after-tax value using 35% tax rate)

•	Deferred Performance Shares (after-tax value using 35% tax rate)

We have historically required our senior managers to own a multiple of salary in our stock. In 2006, the Committee requested that management review the ownership guidelines for comparability with those of our peers. In addition to input from Pearl Meyer & Partners, we benchmarked our peer group to analyze their practices related to stock ownership guidelines. The Committee reviewed and changed our guidelines in 2006 to establish a five-level, fixed share ownership guideline structure. Based on the trends found in our peer group, we have increased our guidelines. These guidelines represent approximately 5 times salary (increased from 4) for the Chief Executive Officer and 3.5 times salary (increased from 2.5) for the other named executive officers.

Executive Position	Ownership Guideline

Chairman and Chief Executive Officer	120,000 Shares
Executive VP/Senior VP	35,000/30,000 Shares
General Manager (sales>$250 million)	14,000 Shares
Corporate VP	14,000/7,000 Shares
General Manager (sales<$250 million)	7,000 Shares

Our policy is that members of our senior management team meet the ownership guidelines within five years of the first equity grant to the individual. All of the named executive officers have satisfied the stock ownership requirements. Senior managers who have been promoted will have the longer of three years from the date of their promotion or the remaining five years from their first equity grant to satisfy the ownership guidelines. Those who have not satisfied their ownership guidelines will be required to retain the after-tax value of any vested restricted stock or restricted stock unit grants until the guidelines are satisfied.

Impact of Regulatory Requirements on 2007 Compensation

Various income tax, accounting and other regulatory requirements are considered in awards of executive compensation to named executive officers and other executives. Of particular note is the deduction limitation imposed by Section 162(m) of the Code, as more specifically described in the following paragraph. In addition, the design of our executive compensation programs considered the non-deductibility of excess parachute tax payments under Section 280G of the Code (and the related excise tax imposed by Section 4999). Additionally, consideration was given to the special rules applicable to non-qualified deferred compensation arrangements under Section 409A and the accounting treatment of various types of equity-based and cash compensation under Financial Accounting Statement 123(R), as well as the overall income tax rules applicable to various forms of compensation. While an objective was to compensate executives in a manner that produced favorable tax and accounting treatment, the main goal was to develop fair and equitable compensation arrangements that appropriately incent, reward and retain valued executives.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s chief executive officer or any of the named executive officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). The Committee believes that it is generally in our interest to structure compensation to come within the deductibility limits set in Section 162(m) of the Code. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in the best interests of the Company but which may not qualify for tax deductibility under Section 162(m). The Committee has structured our annual incentive compensation to satisfy Section 162(m). In 2007, substantially all of our annual incentive compensation paid to our named executive officers satisfied Section 162(m).

Summary Compensation Table

On the following pages are tables showing various components of executive compensation, benefits and stock awards for the named executive officers. The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007. We have not entered into employment agreements with any of the named executive officers, other than the management continuity agreements described starting on page 51 of this Proxy Statement.

The named executive officers were not entitled to receive payments which would be characterized as “bonus” payments under column (d) of the Summary Compensation Table for the fiscal year ended December 31, 2007. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation”, were determined by the Compensation Committee at its February 18, 2008 meeting.

						Change in
						Pension
						Value and
						Non-qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Year	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position(a)	(b)	($)(c)	($)(e)(1)	($)(f)(2)	($)(g)	($)(h)(3)	($)(i)(4)	($)(j)

Larsen, Marshall	2007	1,030,000	5,184,420	2,080,687	1,782,415	2,093,256	199,678	12,370,456
Chairman, President and	2006	970,000	5,534,371	2,462,015	1,391,345	2,848,013	188,217	13,393,961
Chief Executive Officer
Kuechle, Scott	2007	420,000	1,045,899	757,334	422,311	232,258	111,718	2,989,520
Executive Vice President,	2006	370,000	457,976	146,221	311,323	253,373	58,522	1,597,415
Chief Financial Officer
Grisik, John	2007	492,000	1,815,447	840,807	532,735	637,190	474,865	4,793,044
Executive Vice President	2006	480,000	1,778,772	763,760	453,135	791,527	99,128	4,366,322
Linnert, Terrence	2007	487,000	1,600,411	686,006	536,818	728,521	688,111	4,726,867
Executive Vice President,	2006	475,000	1,733,521	752,742	448,415	721,696	89,845	4,221,219
Administration, and General Counsel
Carmola, John	2007	485,000	1,713,927	854,595	540,918	336,351	617,984	4,548,775
Vice President, and	2006	460,000	919,302	265,768	425,484	310,459	101,874	2,482,887
Segment President, Actuation and Landing Systems

The table above shows Stock Award and Option Award values based on Statement of Financial Accounting Standard 123(R). SFAS 123(R) expense includes portions of the 2004, 2005, 2006 and 2007 grants that are amortized over the period that they are earned. Prior to the 2008 grant, the compensation related to restricted stock units and stock option units granted to retirement eligible individuals is amortized from the date the grants are approved until the date the grants are awarded since no future substantive service is required. Therefore, the 2006 amounts for Messrs. Larsen, Grisik and Linnert, for stock option awards and restricted stock unit awards shows the full SFAS 123(R) compensation expense of the 2006 and 2007 awards because the 2007 grants were approved at the end of 2006. Beginning with the 2008 grant, a one year required service period was added, whereby individuals who are retirement eligible and retire during the grant year will have their awards prorated based on their length of service during the year. Therefore, compensation expense is recorded ratably over the grant year, except for Mr. Grisik who has announced his retirement and received a partial 2008 grant for which no future substantive service is required. Given the special conditions of Mr. Grisik’s 2008 grant awards, the full compensation expense of his 2008 grant awards was recognized in 2007, the year that the Compensation Committee approved the grants.

(1)	This number consists of (i) the grant date fair value under SFAS 123(R) of the restricted stock units earned during the covered year and (ii) compensation expense comprised of three performance unit award cycles being earned by the executive during the covered year. Fifty percent of the fair value under SFAS 123(R) is determined by stock price and performance during the cycle, and the remaining fifty percent is determined by a Monte Carlo simulation.

(2)	The estimated value of the stock options has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC and is consistent with the assumptions we used for SFAS 123(R) reporting during 2006 and 2007. The estimated value has been determined by application of the Black-Scholes option-pricing model, based upon the terms of the option grants and our stock price performance history as of the date of the grant. The key assumptions are as follows:

	2005 Awards	2006 Awards	2007 Awards	2008 Awards

Risk Free Interest Rate	4.0%	4.3%	4.5%	3.5%
Dividend Yield	2.6%	2.0%	1.7%	1.3%
Volatility Factor	40.6%	36.1%	34.6%	30.5%
Wt. Avg. Expected Life	7 Years	5.5 Years	5.5 Years	5.6 Years

We used a Monte Carlo simulation to value the 2007 special equity grant with a derived life of 1.5 years. The 2007 special equity grant vested in 2007 and, therefore, all associated expense was recognized in 2007 under column (f). The above estimates do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The assumptions used in the valuation are based upon experience, and are not a forecast of future stock price or volatility, or of future dividend policy. The values for the 2007 Awards column were updated as of the grant date.

(3)	The amount shown in Change in Pension Value and Non-qualified Deferred Compensation Earnings consists of the increase in the present value of accrued pension benefits under the plans shown in the Pension Table. None of the named executive officers earned above-market earnings in deferred compensation plans.

The pension value is determined using the same actuarial assumptions as used for the Company’s SFAS 158 disclosure; namely a discount rate of 6.3% and the RP-2000 mortality table, reflecting mortality improvements for 15 years. The change in pension value is calculated as the difference between the December 31, 2006 value and the December 31, 2007 value (as shown in the Pension Table). These values are calculated based on benefits commencing at the earliest age at which benefits are not reduced for early retirement, age 62.

		Increase
		Due to	Increase
	Increase	Change in	Due to	Increase
	Due to	Final	Decrease in	Due to	Total
	Additional	Average	Discount	Change in	Change in
	Service	Earnings	Period	Assumptions	Value
Name	($)	($)	($)	($)	($)

M. Larsen	13,554	2,020,995	698,055	(639,348)	2,093,256
S. Kuechle	50,841	267,359	68,833	(154,775)	232,258
J. Grisik	281,436	249,072	206,976	(100,294)	637,190
T. Linnert	278,288	327,592	179,551	(56,910)	728,521
J. Carmola	149,673	223,819	95,031	(132,172)	336,351

(4)	This number is the sum of one or more of the following items (i) auto allowance (grossed-up), (ii) use of the Company’s aircraft for personal use, (iii) umbrella liability insurance (grossed-up), (iv) financial counseling and tax preparation (grossed-up), (v) club membership dues, (vi) long distance telephone service for executives and family, (vii) home security, (viii) auto maintenance and insurance (grossed-up), (ix) matching contribution by the Company to its defined contribution plan, (x) dividends on restricted stock units and awards and (xi) life insurance (grossed-up). Amounts reimbursed for payment of taxes represents an amount paid by us to the named executive officer equal to 100% of the amounts paid by us on behalf of the executive with respect to the automobile allowance, umbrella liability insurance, life insurance, financial counseling and tax preparation and auto maintenance and insurance.

For 2007, the amounts for the named executive officers included:

	Larsen	Kuechle	Grisik	Linnert	Carmola

Auto Allowance	$15,000	$21,800	$15,000	$15,000	$15,000
Auto Maintenance	3,077	5,140	6,119	5,729	7,456
Club Membership	13,083	0	7,351	7,810	6,592
Life Insurance	1,523	1,523	214,724	356,896	297,159
Financial Services	12,000	11,290	16,825	7,175	10,510
Tax-Gross Up	31,600	39,753	181,601	266,342	241,197
Annual Physicals	647	0	1,100	695	0
Airplane Use	52,835	6,503	0	0	12,680
800#	97	97	97	97	97
401(k) Match	6,750	6,750	6,750	6,750	6,750
SBRP Match	62,731	15,161	21,597	21,306	20,544
Home Security	336	0	0	312	0
ESPP	0	3,702	3,702	0	0

	$199,678	$111,718	$474,865	$688,111	$617,984

The incremental cost to the Company of personal use of the Company aircraft is calculated based on the actual average variable operating costs to the Company. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the Company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the length of each trip for each non-business traveler. The amount is then divided by an average load factor.

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table

									All other	All Other
									Stock	Options		Grant Date
									Awards;	Awards:	Exercise	Fair
									# of	# of	or Base	Value of
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares	Securities	Price of	Stock and
	Grant		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock	Under-lying	option	Option
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name(a)	(b)	Approved	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	(#)(i)	(#)(j)	($/Sh)(k)	(l)

Larsen, M	1/3/07	12/12/06	0	1,030,000	2,060,000	0	18,800	37,600				967,448
Larsen, M	1/3/07	12/12/06								150,000	45.87	1,726,500
Larsen, M	1/3/07	12/12/06							24,000			1,100,880
Larsen, M	1/3/07	12/12/06								55,500	45.87	848,984
Kuechle, S	1/3/07	12/11/06	0	252,000	504,000	0	4,100	8,200				210,986
Kuechle, S	1/3/07	12/11/06								50,000	45.87	575,500
Kuechle, S	1/3/07	12/11/06							5,600			256,872
Kuechle, S	1/3/07	12/11/06								12,400	45.87	189,683
Grisik, J	1/3/07	12/11/06	0	319,800	639,600	0	6,000	12,000				308,760
Grisik, J	1/3/07	12/11/06								50,000	45.87	575,500
Grisik, J	1/3/07	12/11/06							7,100			325,677
Grisik, J	1/3/07	12/11/06								16,500	45.87	252,401
Linnert, T	1/3/07	12/11/06	0	316,550	633,100	0	6,000	12,000				308,760
Linnert, T	1/3/07	12/11/06								50,000	45.87	575,500
Linnert, T	1/3/07	12/11/06							7,100			325,677
Linnert, T	1/3/07	12/11/06								16,500	45.87	252,401
Carmola, J	1/3/07	12/11/06	0	315,250	630,500	0	6,000	12,000				308,760
Carmola, J	1/3/07	12/11/06								50,000	45.87	575,500
Carmola, J	1/3/07	12/11/06							7,100			325,677
Carmola, J	1/3/07	12/11/06								16,500	45.87	252,401

Exercise Price

As required by the 2001 Equity Compensation Plan, under which all of our options were awarded, we used the average of the high and low sales price on the grant date to determine the exercise price for the option awards. The closing price of our common stock on the New York Stock Exchange on the grant date was $45.72.

Estimated Future Payouts — Non-equity Plans

For estimated future payments under non-equity incentive plan awards, each participant is assigned threshold and maximum award levels. Threshold award level is the level above which an incentive award will be paid. No incentive award is paid for performance at or below threshold level. Maximum award level is the maximum amount of incentive award that may be paid. A participant’s maximum award level is 200% of such participant’s target incentive amount.

The Committee may use one or more of the following performance measures: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The performance measures may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, determined by the Committee. In addition, the Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. The Committee has the authority, at the time it establishes the performance measures for the applicable program year, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the program. As noted above, the Committee selected earnings before interest and taxes and conversion of earnings into free cash flow for 2007.

Estimated Future Payouts — Equity Plans — Performance Unit Awards

The estimated future payouts under equity incentive plan awards relates to the 2007-2009 performance unit awards made in 2007 pursuant to the 2001 Equity Compensation Plan. Payouts on these awards are to be based on the Company’s relative total shareholder return and return on invested capital over the 2007-2009 performance period. At the end of the performance period, each participant will earn a cash payout only if the threshold performance standard is exceeded. The cash payout will range from 0% to 200% of the value of the total performance unit account (including performance units credited through dividends equivalents), based on the level of performance against the financial metrics. For information on the actual 2007 financial metrics, see page 38 of the Compensation Discussion and Analysis.

Estimated Future Payouts — Equity Plans — Restricted Stock Unit Awards

The shares of stock for the named executive officers represents the value as of the date of the grant of restricted stock unit awards granted on January 3, 2007. Restricted stock units, once granted, vest at the rate of 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant. Dividends or dividend equivalents are paid on all restricted stock units awards.

Estimated Future Payouts — Equity Plans — Stock Option Grants

All options were granted pursuant to our 2001 Equity Compensation Plan with an exercise price equal to 100% of the fair market value (as defined in the plan) on January 3, 2007, the date of the grant, have a 10-year term and vest in equal installments over a three-year period.

Outstanding Equity Awards at Fiscal Year-End

	Options Awards						Stock Awards
Equity
Incentive
									Equity	Plan
				Equity					Incentive	Awards:
				Incentive					Plan	Market
				Plan					Awards:	or Payout
				Awards:				Market	# of	value or
	# of		# of	# of			# of	Value of	Unearned	Unearned
	Securities		Securities	Securities			Shares or	Shares or	Shares,	Shares,
	Underlying		Underlying	underlying			units of	Units of	Units or Other	units or Other
	Unexercised		Unexercised	Unexercised	Options	Option	Stock That	Stock That	Rights That	Rights That
	options (#)		Options (#)	Unearned	Exercise	Expirations	Have Not	Have Not	Have Not	Have Not
	Exercisable		Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
Name(a)	(b)		(c)	(#)(d)	($)(e)	(f)	(#)(g)	($)(h)	(#)(i)	($)(j)

Larsen, M.	10,640	(3)			34.2036	1/1/2011
Larsen, M.	54,256	(4)			37.0142	4/16/2011
Larsen, M.	63,836	(5)			25.1010	1/1/2012

	Options Awards							Stock Awards
													Equity
													Incentive
											Equity		Plan
					Equity						Incentive		Awards:
					Incentive						Plan		Market
					Plan						Awards:		or Payout
					Awards:					Market	# of		value or
	# of		# of		# of			# of		Value of	Unearned		Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares,		Shares,
	Underlying		Underlying		underlying			units of		Units of	Units or Other		units or Other
	Unexercised		Unexercised		Unexercised	Options	Option	Stock That		Stock That	Rights That		Rights That
	options (#)		Options (#)		Unearned	Exercise	Expirations	Have Not		Have Not	Have Not		Have Not
	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested	Vested		Vested
Name(a)	(b)		(c)		(#)(d)	($)(e)	(f)	(#)(g)		($)(h)	(#)(i)		($)(j)

Larsen, M.	94,670	(6)				18.7600	1/2/2013
Larsen, M.	82,950	(7)				30.5300	2/16/2014
Larsen, M.	53,332	(8)				32.4300	1/2/2015
Larsen, M.	25,400	(9)				40.4050	1/3/2016
Larsen, M.	150,000	(10)				45.8700	1/3/2014
Larsen, M.			26,668	(8)		32.4300	1/2/2015
Larsen, M.			50,800	(9)		40.4050	1/3/2016
Larsen, M.			55,500	(11)		45.8700	1/3/2017
Larsen, M.								18,425	(12)	1,305,964
Larsen, M.								35,500	(13)	2,516,240
Larsen, M.								33,800	(14)	2,395,744
Larsen, M.								24,000	(15)	1,701,120
Larsen, M.											25,400	(16)	3,600,704
Larsen, M.											18,800	(17)	2,665,088
Kuechle, S.	7,800	(7)				30.5300	2/16/2014
Kuechle, S.	6,666	(8)				32.4300	1/2/2015
Kuechle, S.	5,833	(9)				40.4050	1/3/2016
Kuechle, S.	50,000	(10)				45.8700	1/3/2014
Kuechle, S.			3,334	(8)		32.4300	1/2/2015
Kuechle, S.			11,667	(9)		40.4050	1/3/2016
Kuechle, S.			12,400	(11)		45.8700	1/3/2017
Kuechle, S.								1,750	(12)	248,080
Kuechle, S.								5,000	(13)	354,400
Kuechle, S.								7,800	(14)	552,864
Kuechle, S.								5,600	(15)	396,928
Kuechle, S.											5,900	(16)	836,384
Kuechle, S.											4,100	(17)	581,216
Grisik, J.	13,287	(1)				34.6530	1/3/2009
Grisik, J.	4,032	(3)				34.2036	1/2/2011
Grisik, J.	21,932	(4)				37.0142	4/16/2011
Grisik, J.	30,657	(5)				25.1010	1/1/2012
Grisik, J.	27,750	(7)				30.5300	2/16/2014
Grisik, J.	17,400	(8)				32.4300	1/2/2015
Grisik, J.	7,833	(9)				40.4050	1/3/2016
Grisik, J.	50,000	(10)				45.8700	1/3/2014
Grisik, J.			8,700	(8)		32.4300	1/2/2015
Grisik, J.			15,667	(9)		40.4050	1/3/2016
Grisik, J.			16,500	(11)		45.8700	1/3/2017
Grisik, J.								6,175	(12)	437,684
Grisik, J.								11,600	(13)	822,208
Grisik, J.								10,500	(14)	744,240
Grisik, J.								7,100	(15)	503,248
Grisik, J.											8,000	(16)	1,134,080
Grisik, J.											6,000	(17)	850,560
Linnert, T.	2,885	(1)				34.6530	1/3/2009
Linnert, T.	3,923	(2)				25.4881	1/2/2010
Linnert, T.	36,664	(2)				25.4881	1/2/2010
Linnert, T.	2,924	(3)				34.2036	1/1/2011

	Options Awards							Stock Awards
													Equity
													Incentive
											Equity		Plan
					Equity						Incentive		Awards:
					Incentive						Plan		Market
					Plan						Awards:		or Payout
					Awards:					Market	# of		value or
	# of		# of		# of			# of		Value of	Unearned		Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares,		Shares,
	Underlying		Underlying		underlying			units of		Units of	Units or Other		units or Other
	Unexercised		Unexercised		Unexercised	Options	Option	Stock That		Stock That	Rights That		Rights That
	options (#)		Options (#)		Unearned	Exercise	Expirations	Have Not		Have Not	Have Not		Have Not
	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested	Vested		Vested
Name(a)	(b)		(c)		(#)(d)	($)(e)	(f)	(#)(g)		($)(h)	(#)(i)		($)(j)

Linnert, T.	4,380	(3)				34.2036	1/1/2011
Linnert, T.	3,984	(5)				25.1010	1/1/2012
Linnert, T.	32,535	(5)				25.1010	1/1/2012
Linnert, T.	5,330	(6)				18.7600	1/2/2013
Linnert, T.	20,000	(6)				18.7600	1/2/2013
Linnert, T.	27,750	(7)				30.5300	2/16/2014
Linnert, T.	16,666	(8)				32.4300	1/2/2015
Linnert, T.	7,666	(9)				40.4050	1/3/2016
Linnert, T.	50,000	(10)				45.8700	1/3/2014
Linnert, T.			8,334	(8)		32.4300	1/2/2015
Linnert, T.			15,334	(9)		40.4050	1/3/2016
Linnert, T.			16,500	(11)		45.8700	1/3/2017
Linnert, T.								6,175	(12)	875,368
Linnert, T.								11,000	(13)	779,680
Linnert, T.								10,000	(14)	708,800
Linnert, T.								7,100	(15)	503,248
Linnert, T.											7,500	(16)	1,063,200
Linnert, T.											6,000	(17)	850,560
Carmola, J.	1,621	(3)				34.2036	1/1/2011
Carmola, J.	1,203	(4)				37.0142	4/16/2011
Carmola, J.	14,800	(8)				32.4300	1/2/2015
Carmola, J.	7,833	(9)				40.4050	1/3/2016
Carmola, J.	50,000	(10)				45.8700	1/3/2014
Carmola, J.			7,400	(8)		32.4300	1/2/2015
Carmola, J.			15,667	(9)		40.4050	1/3/2016
Carmola, J.			16,500	(11)		45.8700	1/3/2017
Carmola, J.								4,438	(12)	314,565
Carmola, J.								9,850	(13)	698,168
Carmola, J.								10,500	(14)	744,240
Carmola, J.								7,100	(15)	503,248
Carmola, J.											8,000	(16)	1,134,080
Carmola, J.											6,000	(17)	850,560

(1)	The vesting date for the 1/4/99 grant is 1/4/99.
(2)	The vesting date for the 1/3/00 grant is 1/3/00.
(3)	The vesting date for the 1/2/01 grant is 1/2/01.
(4)	The vesting date for the 4/17/01 is 4/17/01.
(5)	The vesting date for the 1/2/02 grant is 1/2/02.
(6)	The vesting date for the 1/2/03 grant is 1/2/03.
(7)	The vesting dates for the 2/17/04 grant are 2/17/05, 2/17/06, and 2/17/07.
(8)	The vesting dates for the 1/3/05 grant are 1/3/06, 1/3/07, and 1/3/08.
(9)	The vesting dates for the 1/3/06 grant are 1/3/07, 1/3/08, and 1/3/09.
(10)	The vesting date for the special grant on 1/3/07 was 9/18/07.
(11)	The vesting dates for the 1/3/07 grant are 1/3/08, 1/3/09, and 1/3/10.
(12)	The vesting dates for the 2/17/04 grant are 2/17/07, 2/17/08, and 2/17/09.
(13)	The vesting dates for the 1/3/05 grant are 1/3/08, 1/3/09, and 1/3/10.
(14)	The vesting dates for the 1/3/06 grant are 1/3/09, 1/3/10, and 1/3/11.
(15)	The vesting dates for the 1/3/07 grant are 1/3/10, 1/3/11, and 1/3/12.
(16)	The vesting date for the 1/3/06 grant is 12/31/08.
(17)	The vesting date for the 1/3/07 grant is 12/31/09.

The fair market value for the amounts listed under column (h) is based on $70.88, as of December 31, 2007.

The 2007-2009 and 2008-2010 grants under column (j) are valued based on the next higher performance measure that exceeded the previous fiscal year’s performance multiplied by the fair market value as of December 31, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name(a)	(#)(b)	($)(c)	(#)(d)(1)	($)(e)

M. Larsen	179,492	5,374,125
S. Kuechle	43,060	1,484,084	3,500	237,195
J. Grisik	74,653	2,709,550
T. Linnert	69,735	1,742,404
J. Carmola	67,277	1,867,993

(1)	Mr. Kuechle received a restricted stock award that vested and was paid out in 2007.

Pension Benefits

Each of the named executive officers participates in three traditional final average pay defined benefit pension plans that are intended to provide competitive retirement benefits: the Goodrich Corporation Employees’ Pension Plan (“pension plan”), the Goodrich Corporation Pension Benefit Restoration Plan (“restoration plan”), and the Goodrich Corporation Supplemental Executive Retirement Plan (“supplemental plan”). The pension plan is a tax-qualified plan that covers primarily all US employees other than most bargaining unit employees; however, the pension plan was closed to new participants effective January 1, 2006. The restoration plan is a non-qualified plan, the purpose of which is to restore benefits that otherwise would be payable under the pension plan if not for Internal Revenue Service limits on compensation and benefits applicable to tax-qualified plans. The combination of the pension and the restoration plans is intended to provide identical benefits as the pension plan, without regard to the limits imposed by the Internal Revenue Service. The supplemental plan is a non-qualified plan that serves to provide additional pension benefits, over and above the pension and restoration plans, to senior management executives, up to certain service limits as described in more detail below.

Present Value of Benefits

The present value of accumulated benefits, as shown in column (d) of the Pension Benefits table below, is calculated using the same assumptions used in determining SFAS 158 pension disclosure, as of December 31, 2007, described in the pension footnote disclosure of our Form 10-K for 2007; namely, a discount rate of 6.3%, and the RP-2000 mortality table, reflecting mortality improvements for 15 years. For the restoration and supplemental plans, the table is adjusted to reflect white collar mortality rates. We have valued each of the benefits based upon the participant’s earliest unreduced retirement age (62), using a current final average earnings and current years of service, even though earlier retirement is available, as described below.

Benefit Formula

All of these plans use a benefit formula, which takes into account years of service and final average earnings, to calculate the amount of benefit payable at normal retirement age (age 65). Final average earnings under each plan is defined as the average annual pay during the highest consecutive 48 months of eligible earnings out of the last 120 months of employment with the Company. Eligible earnings consists of annual salary and annual incentive compensation. For purposes of the pension plan, earnings in excess of the Code Section 401(a)(17) limit and salary reduction agreements made to the Goodrich Corporation Savings Benefit Restoration Plan (the “savings restoration plan”) are excluded from eligible earnings.

Each plan’s benefit formula determines the amount of benefit payable at age 65 under the plan’s normal form of payment, which is a five year certain and life annuity. Participants may retire and commence payments as early as age 55. Payments are reduced 4% per year the commencement age precedes 62 (e.g., if payments commence at 55, 72% of the accrued benefit is paid; at 60, 92% is paid; at 62 or later, the full, unreduced accrued benefit is paid).

A number of forms of payment, including single life annuity, joint and survivor annuity, and certain and life annuity, are available under the pension plan. Payment amounts are adjusted for form of payment so that each is actuarially equivalent to the plan’s normal form. Both non-qualified plans allow single lump sum payments, in addition to the same annuity forms of payment available under the pension plan. To value benefits in the restoration plan, it is assumed that there is a 50% likelihood that the lump sum, rather than the annuity, will be paid.

Benefits under the pension plan and the restoration plan are determined using the following formula:

1.15% x final average earnings x service + 0.45% x (final average earnings in excess of Covered Compensation) x (the lesser of service or 35), where the Covered Compensation table is published by the Social Security Administration.

For the pension plan, final average earnings is limited to amounts allowed under Section 401(a)(17) of the Code. To calculate the restoration plan benefit, unlimited final average earnings, including employee contributions to the savings restoration plan are used, and the resulting benefit is offset by the benefit payable from the pension plan.

The supplemental plan benefit is determined using the following formula:

1.60% x final average earnings x supplemental plan service, where final average earnings is not limited by Section 401(a)(17) of the Code, and includes employee contributions to the savings restoration plan and supplemental plan service is as shown in the table. Supplemental plan service generally counts all service from the time the named executive officer became part of the senior management team. Supplemental service cannot exceed 15. Additionally, supplemental plan service is further limited to 35 minus pension plan service.

The supplemental plan essentially serves to double pension benefits earned by the executive during the period of supplemental plan participation, allowing an executive working less than a full career with the Company to earn benefits similar to a full career employee. The supplemental plan is intended to enhance our ability to attract and retain the leadership that we need to execute our strategic plans. The caps on supplemental plan service will limit the benefit that long service executives can receive.

Because Messrs. Larsen, Grisik and Linnert are over age 55 with more than five years of service, each is currently eligible for early retirement. If any of them elected early retirement, benefits would be reduced as described above.

Impact of Internal Revenue Code

Section 409A, added to the Code in October 2004, has significantly complicated the manner and timing of distributions from the non-qualified plans.

•	For the portion of the benefit accrued and vested prior to January 1, 2005, which has been grandfathered and thus not subject to Section 409A, the executive may elect to receive the benefit either (a) as an annuity in the same form and at the same time as the pension plan annuity or (b) as a single lump sum payment paid approximately 90 days following commencement of the pension plan annuity.

•	For benefits accrued after December 31, 2004, and, thus, subject to Section 409A, the executive will not receive an election; rather, this portion of the benefit will be paid as a single lump sum at least six months following separation from service. Lump sum amounts are calculated using the interest rate and mortality table that would be required at the time of distribution under Section 417(e) of the Code for lump sum distributions from qualified pension plans. The interest rate is reset annually, and the mortality table may be changed from time to time, as required by the Secretary of Treasury. For 2007 lump sums, for example, this interest rate and mortality table are 4.85% and the GAR 94 table, respectively.

PENSION BENEFITS

		Number of
		Years of	Present Value of
		Benefit	Accumulated	Payments
	Plan Name	Service	Benefits	During 2007
Name(a)	(b)	(c)	(d)	(e)

M. Larsen	Employees’ Pension Plan	30.46	$920,583	—
	Pension Benefit Restoration Plan	30.46	$10,181,145	—
	Supplemental Executive Retirement Plan	4.54	$1,676,990	—
S. Kuechle	Employees’ Pension Plan	24.42	$358,834	—
	Pension Benefit Restoration Plan	24.42	$679,088	—
	Supplemental Executive Retirement Plan	2.39	$108,949	—
J. Grisik	Employees’ Pension Plan	16.04	$531,999	—
	Pension Benefit Restoration Plan	16.04	$1,937,270	—
	Supplemental Executive Retirement Plan	8.25	$1,314,622	—
T. Linnert	Employees’ Pension Plan	10.16	$340,400	—
	Pension Benefit Restoration Plan	10.16	$1,270,898	—
	Supplemental Executive Retirement Plan	10.16	$1,666,649	—
J. Carmola	Employees’ Pension Plan	11.65	$221,564	—
	Pension Benefit Restoration Plan	11.65	$748,706	—
	Supplemental Executive Retirement Plan	7.75	$674,181	—

Non-qualified Deferred Compensation

All of the named executive officers participate in the savings restoration plan, a non-qualified defined contribution plan designed to let highly compensated and management employees defer compensation in excess of limits that apply to tax-qualified savings plans. The savings restoration plan is designed to restore the benefits, including matching contributions, not permitted due to the limits on 401(k) plans. The amount in column (b), the executive’s contribution, is included in the Summary Compensation Table within the amounts shown in the salary and Non-Equity Incentive Plan Compensation columns. The amount shown in column (c), Company contributions, is included in the Summary Compensation Table within the amount shown in the All Other Compensation column. The amount shown in column (f), Aggregate Balance, consists entirely of amounts that would have been reported in a previous year’s Summary Compensation Table, had the named executive been a named executive officer in the year the contributions were made, and investment earnings thereon.

Participants may elect to defer 25% of their base salary and up to 25% of their annual incentive plan payment (Management Incentive Plan) to the savings restoration plan. Elections to defer are made before the pay is earned, with the exception that deferral elections with respect to bonus payments may be made as late as six months prior to the close of the performance period on which the bonus payment is based. Participants direct contributions among approximately 15 investment options (comparable asset classes to the 401(k) plan) and are credited with investment gains or losses based on the performance of these investment options. Each investment option is a mutual fund available to individual investors. The options cover a broad spectrum of asset classes and investment objectives, from money market through equity, and include several lifecycle funds as well. Participants are permitted to reallocate their balances among the investment options on a daily basis. The savings restoration plan is designed to look and function very similarly to the Company’s tax-qualified savings plan.

As described earlier, Section 409A has changed the timing of distribution elections and distributions. Those same rules apply to distributions made to the named executive officers from the savings restoration plan. Distributions are made based upon separation from service with the Company. At the participant’s election, distributions are made either in a single lump sum payment of the entire account balance, or in monthly installments spread over five, 10, or 15 years.

Non-qualified Deferred Compensation

				Aggregate
	Executive	Company	Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions	Earnings	Distributions	Balance as of
	in 2007	in 2007	in 2007	in 2007	12/31/07
Name(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)

M. Larsen	123,462	62,731	148,585	—	2,305,649
S. Kuechle	41,904	15,161	27,452	—	424,049
J. Grisik	56,694	21,597	79,420	—	1,169,390
T. Linnert	115,939	21,306	47,185	—	1,479,890
J. Carmola	69,124	20,544	68,867	—	1,012,056

Potential Payments upon Termination or Change-in-Control

Management Continuity Agreements

In 2007, the Committee, in conjunction with its independent compensation consultant Pearl Meyer & Partners, conducted an analysis of the proxy statements of twenty-two companies in our peer group to evaluate payments to be made to named executive officers upon a change-in-control. Based on this analysis, the Committee recommended to the Board of Directors that it approve changes to the form of the Company’s management continuity agreements. At its December 11, 2007 meeting, the Board approved of the form of management continuity agreement which replaced the then current management continuity agreement. Effective December 21, 2007, the Company entered into new management continuity agreements with certain members of senior management, including each of the named executive officers, thereby substituting the new agreements for the existing agreements.

The purpose of these agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change- in-control. The agreements are not ordinary employment agreements (there are no such employment agreements) and do not provide any assurance of continued employment unless there is a “change-in-control.” They generally provide for a two-year period of employment commencing upon a change-in-control.

A change-in-control under these agreements generally is deemed to have occurred if (i) any person or entity becomes the beneficial owner of 20% or more of our common stock or combined voting power of our outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of our Directors, or

(iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

These agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change-in-control and generally with the same benefits and level of compensation, including average annual increases. These triggers are designed to protect these employees from diminished responsibilities and compensation in the event of a change-in-control.

If we or a successor terminate the individual’s employment during the two-year employment period for reasons other than “cause” or the individual voluntarily terminates employment for a “good reason” (as defined in the agreements), each named executive officer would be entitled to:

•	A lump sum cash payment within five business days equal to three times the individual’s base salary in effect immediately prior to termination;

•	A lump sum cash payment within five business days equal to three times the greater of (i) the individual’s most recent annual bonus or (ii) the individual’s “target incentive amount” under our management incentive program;

•	If the individual is under age 55 or over age 55 but not eligible to retire or not eligible for Company subsidized health and welfare benefits, then continuation of all health and welfare benefit plans and programs for three years;

•	If the individual is over age 55 and eligible to retire and eligible for Company subsidized retiree health and welfare benefits, then provided with the health and welfare benefits to which the individual would be entitled to under the Company’s general retirement policies, with the Company paying the same percentage of the capped premium cost of the plans as it would pay for retiree health subsidy-eligible employees, who retire at age 65, regardless of the individual’s actual age at his or her date of termination of employment, provided such benefits are at least equal to those benefits which would have been payable if the individual had been eligible to retire and had retired prior to the change-in-control. Such benefit will be paid for the individual’s lifetime;

•	Annual executive physical and tax and financial services for three years;

•	In addition to the benefits to which the individual is entitled under the defined benefit retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated three additional years of age, continuous service for determining benefit accruals (except for those individuals who elected to no longer earn service toward benefit accrual) and earnings (base salary in effect immediately prior to termination plus the greater of (i) the individual’s most recent annual bonus or (ii) the individual’s “target incentive amount” under our management incentive program) under such plans;

•	In addition to the benefits to which the individual is entitled under the defined contribution retirement plans or programs in which he or she participates, a lump sum cash payment within five business days in an amount equal to three times the greater of (i) the value of the Company matching contributions, if any, and discretionary contributions, if any, which were credited to the individual’s accounts under such plans during the most recently completed plan year ending on or before the date of the change-in-control or (ii) the value of the Company matching contributions, if any, and discretionary contributions, if any, which were credited to the individual’s accounts under such plans during the most recently completed plan year ending on or before the date of the individual’s date of termination of employment; and

•	A tax gross-up for any excise tax due under the Code for these types of arrangements.

Under the management continuity agreements, each named executive officer would be entitled to receive the following estimated benefits if terminated during the two year employment period following a change-in-control for reasons other than “cause” or if the individual voluntarily terminates employment for a “good reason.” These are estimated amounts only and may not reflect the actual amounts that would be paid to the named executive officers. The table reflects the amount that could be payable under the management continuity agreements assuming that the triggering event occurred on December 31, 2007 and that the value of our stock is $70.61 (the closing price on December 31, 2007).

Performance Unit Award Agreements

In December 2007, the Committee approved of the amendment of the current Performance Unit Award Agreements for the 2006-2008 and 2007-2009 terms to provide for vesting in a two-step process upon a change-in-control. Prior to these amendments, the agreements did not address the vesting of an award in the event of a change-in-control of the Company.

In the event a change-in-control occurs, the individual would receive a pro-rata portion of his or her award, based on the higher of target value of the award or the unit value of the most recent payout of performance units. In the event that the individual’s employment is terminated for other than cause after a change-in-control, the individual would receive the full value of his or her award calculated as the higher of target value of the award or the unit value of the most recent payout of performance units, offset by the earlier payout upon change-in-control. This double trigger approach requires both a change-in-control and termination of employment for the individual to receive the full value of the award.

Estimated Current Value of Change-in-Control Benefits under Management
Continuity Agreements and Equity Award Agreements

							Excise Tax
	Severance	Performance	Benefits	Savings Plan	Equity	Pension	and
	Amount	Units	Perquisites	Enhancement	Acceleration	Enhancement	Gross-Up
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Total

M. Larsen	$7,264,035	$4,350,621	$72,558	$208,442	$11,814,573	$1,816,009	$4,530,178	$30,056,416
S. Kuechle	$2,193,969	$984,303	$78,090	$65,733	$2,332,833	$1,278,364	$2,400,995	$9,334,287
J. Grisik	$2,835,405	$1,378,025	$64,259	$85,041	$3,711,427	$1,270,460	$2,050,947	$11,395,564
T. Linnert	$2,806,245	$1,328,810	$64,259	$84,167	$4,045,743	$1,091,793	$1,979,526	$11,400,543
J. Carmola	$2,731,452	$1,378,025	$78,450	$81,883	$3,415,577	$1,383,561	$2,670,407	$11,739,355

(1)	This amount represents three times the executive officers’ (i) 2007 annual base pay and (ii) payments made under the Senior Executive Management Incentive Plan for 2006.

(2)	This amount represents payouts for Performance Units for the 2006-2008 and 2007-2009 cycles. The amount includes $2,283,584, $721,823 and $689,013 for Messrs. Larsen, Grisik and Linnert, respectively, even though each is retirement eligible and would be entitled to such amount without a change-in-control event.

(3)	This amount represents the value of the following items for a three-year period after a change-in-control: (i) health and welfare benefits (ii) costs for annual physicals and (iii) financial planning. This amount includes $22,000, $18,000 and $18,000 for Messrs. Larsen, Grisik and Linnert, respectively, even though each is retirement eligible and would be entitled to such amount without a change-in-control event.

(4)	This amount represents a cash payment in an amount equal to the value of the Company matching contributions and discretionary contributions to which the individual would have been entitled had the individual continued to work for the Company for three additional years.

(5)	This amount includes the vesting of unvested stock options and restricted stock units. This amount includes $7,888,905, $2,497,829 and $2,856,177 for restricted stock units for Messrs. Larsen, Grisik and Linnert, respectively, even though each is retirement eligible and would be entitled to such amount without a change-in-control event.

(6)	This amount represents the present value of an additional three years of service and age under the pension plans.

(7)	The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits in excess of three times each individual’s average five-year W-2 earnings.

Potential Payments Upon Termination or Retirement (Not a Change-in-Control)

As summarized below, under most circumstances upon which a named executive officer leaves employment with the Company, he or she does not receive additional benefits beyond what other employees leaving under the same circumstances would receive. Change-in-control is a circumstance that would trigger additional benefits and payments not generally available to other employees. These additional benefits and payments are described above in a separate change-in-control section. There are certain benefits and payments that may be triggered upon termination or retirement, as described below.

Severance Program

The Goodrich Corporation Severance Program offers severance to eligible employees who terminate employment with the Company for reasons other than resignation, termination for cause, temporary layoff, changes in employment due to the sale of a business unit, transfers within the Company, death, disability, or retirement. For eligible employees, the Goodrich Corporation Severance Program provides for a cash payment not greater than fifty-two weeks of base pay. Severance is paid as a lump sum, usually within fifteen days following the first payroll date after termination of employment. The payment of severance is conditioned upon the employee signing an agreement, which could include a non-compete provision, and a release of claims against the Company. If a triggering event occurred on December 31, 2007, each named executive officer would have received severance equal to the maximum of fifty-two weeks of salary as listed for 2007 of column (c) of the Summary Compensation Table.

Long-term Incentive Compensation

The Goodrich Corporation 2001 Equity Compensation Plan treats all participants as follows in determining benefits payable upon retirement, death or disability.

Stock Options

If the participant is eligible for retirement at the normal retirement age (age 65) or later under the Company’s pension plan (or would be eligible for normal retirement if a participant in such plan), then all unvested options will vest immediately upon such termination. If the participant is eligible for early retirement (age 55 with five years of service) under the Company’s pension plan (or would be eligible for early retirement if a participant in such plan) but has not reached age 65, then all unvested options shall continue to vest in accordance with the vesting schedule as provided in the award agreement. If the participant terminates employment by reason of permanent and total disability or death, then all unvested options will vest immediately upon such termination. The exercise period for post 2003 awards is based on the earlier of the date which is five years after the date of termination or the expiration date as provided in the award agreement.

Restricted Stock Units

If the participant terminates employment by reason of permanent and total disability or death, then all unvested units will vest immediately upon such termination. If the participant is eligible for early or normal retirement under the Company’s pension plan (or would be eligible for normal retirement if a participant in such plan), then all unvested units will vest immediately upon such termination.

Performance Units

If the participant terminates employment by reason of early or normal retirement under the Company’s pension plan (or would be eligible for early retirement if a participant in such plan),

permanent and total disability, or death, then the amount of the benefit payable will be prorated based on the actual employment period versus the three-year performance period.

Perquisites

Upon termination of employment of a named executive officer who is eligible for early or normal retirement, the executive may receive the following perquisites. Messrs. Larsen, Linnert, and Grisik are currently eligible for early retirement. Since Messrs. Kuechle and Carmola are not currently eligible for early retirement, perquisites would not have continued had either had a termination of employment, other than due to a change-in-control, on December 31, 2007.

Annual Physical

The Chief Executive Officer and his spouse are entitled to receive an annual physical each year during the five-year period following such termination. Each of the other named executive officers, and their spouses, are entitled to receive an annual physical during the 12-month period following such termination. For 2007, the actual benefit for Messrs. Larsen, Linnert and Grisik is $647, $695 and $1,100 respectively.

Umbrella Liability Coverage

The Chief Executive Officer will receive $10 million of umbrella liability coverage for five years following such termination. Each of the other named executive officers will receive $10 million of umbrella liability coverage until the end of the year following the year in which the named executive officer terminates employment. The benefit for Messrs. Larsen, Linnert and Grisik is valued at approximately $2,000 each per year.

Telecommunication Service

The Chief Executive Officer will have the use of an 800 long distance telephone service for five years following such termination. Each of the other named executive officers will have the use of an 800 long distance telephone service for 12 months following such termination. The benefit for Messrs. Larsen, Linnert and Grisik is valued at approximately $100 each per year.

Financial Counseling/Income Tax Preparation

Each named executive officer will be reimbursed for payments related to financial counseling and income tax preparation for 12 months following such termination. The benefit for Messrs. Larsen, Linnert, and Grisik is up to $16,000 each.

Pension Benefits

The following table sets forth amounts that the named executive officers would receive under non-qualified pension plans upon retirement had the executive officer retired on December 31, 2007.

	Annual Non-qualified Pension
	Benefits Payable Upon	Lump Sum Value of Non-qualified
Name	Termination ($)(1)	Pension benefits ($)(2)

M. Larsen	1,042,173	14,207,464
S. Kuechle	153,231	1,984,369
J. Grisik	278,555	3,686,773
T. Linnert	250,815	3,307,816
J. Carmola	215,589	2,791,913

(1)	Amounts shown for Messrs. Larsen, Grisik, and Linnert are payable immediately. Amounts for Messrs. Kuechle and Carmola are payable at age 62, the earliest age for unreduced early retirement. One-twelfth of the amount shown is payable monthly for the longer of life or five years. Other actuarially equivalent forms of payment are available. Qualified pension plan benefits are not shown, but would also be payable, under the same terms that apply to generally all salaried employees.

(2)	In lieu of the annuity amounts shown in the previous column, all or a portion of the non-qualified pension benefit may be paid as a single lump sum. Amounts shown for Messrs. Larsen, Grisik, and Linnert are payable as of retirement, with delays as applicable under Code Section 409A and plan provisions. Amounts for Messrs. Kuechle and Carmola are payable at age 62, the earliest age for unreduced early retirement.

The following table summarizes information about our equity compensation plans as of December 31, 2007. All outstanding awards relate to our common stock. The table does not include shares subject to outstanding options granted under equity compensation plans we assumed in acquisitions.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
	Number of		for Future Issuance
	Securities to be	Weighted-Average	under Equity
	Issued upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
	(a)	(b)	(c)

Plan category(1)
Equity compensation plans approved by security holders(2)	4,312,282	$35.24	3,129,888
Equity compensation plans not approved by security holders	89,581	—	(3)

Total	4,401,863	—	—

(1)	The table does not include information for the following equity compensation plans that we assumed in acquisitions: Rohr, Inc. 1995 Stock Incentive Plan; and Coltec Industries Inc 1992 Stock Option and Incentive Plan. There were no options outstanding under these assumed plans at December 31, 2007. No further awards may be made under these assumed plans.

(2)	The number of securities to be issued upon exercise of outstanding options, warrants and rights includes (a) 4,211,585 shares of common stock issuable upon exercise of outstanding options issued pursuant to the 1991 Plan, the 1996 Plan, the 1999 Plan and the 2001 Plan, and (b) 100,697 shares of common stock, representing the maximum number of shares of common stock that may be issued pursuant to outstanding long-term incentive plan awards under the 2001 Plan. The number does not include 1,751,176 number of shares of common stock issuable upon vesting of outstanding restricted stock unit awards issued pursuant to the 2001 Plan.

The weighted-average exercise price of outstanding options, warrants and rights reflects only the weighted average exercise price of outstanding stock options under the 1991 Plan, the 1996 Plan, the 1998 Plan and the 2001 Plan. The number of securities available for future issuance includes (a) 2,639,033 shares of common stock that may be issued pursuant to the 2001 Plan (which includes amounts carried over from the 1999 Plan) and (b) 490,855 shares of common stock that may be issued pursuant to the ESPP. No further awards may be made under the 1991 Plan, the 1996 Plan or the 1999 Plan.

(3)	There is no limit on the number of shares of common stock that may be issued under the Outside Directors’ Deferral Plan and the Directors’ Deferred Compensation Plan.

HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND
EXECUTIVE OFFICERS

The following table contains information with respect to the number of shares of Common Stock beneficially owned by our Directors and executive officers as of January 31, 2008.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)(2)(3)	Class(4)

John J. Carmola	122,894	*
Diane C. Creel	7,999	*
George A. Davidson, Jr.	11,786	*
Harris E. DeLoach, Jr.	21,248	*
James W. Griffith	2,779	*
John J. Grisik	232,840	*
William R. Holland	15,256	*
John P. Jumper	0	*
Scott E. Kuechle	112,753	*
Marshall O. Larsen	683,280	*
Terrence G. Linnert	266,511	*
Lloyd W. Newton	0	*
Douglas E. Olesen	15,315	*
Alfred M. Rankin, Jr.	10,076	*
A. Thomas Young	25,477	*
Directors and executive officers as a Group(20)	2,045,302	1.6%

*	Less than 1%.

(1)	Includes the approximate number of shares of Common Stock credited to the individuals’ accounts in the Company’s Employees’ Savings Plan or similar plans of the Company’s subsidiaries. Includes shares not presently owned by the executive officers but which are subject to stock options exercisable within 60 days as follows: Mr. Carmola, 96,190 shares; Mr. Grisik, 194,924 shares; Mr. Kuechle, 83,599 shares; Mr. Larsen, 605,652 shares; Mr. Linnert, 236,208 shares; and all executive officers as a group, 1,643,672 shares.

Includes phantom shares awarded to our Directors under the Outside Director Deferral Plan and the Directors’ Deferred Compensation Plan that are paid out in Common Stock following termination of service as a Director, as follows: Ms. Creel, 7,793 shares; Mr. Davidson, 6,786 shares; Mr. DeLoach, 20,248 shares; Mr. Griffith, 2,079 shares; Mr. Holland, 4,902 shares; Mr. Olesen, 14,221 shares; Mr. Rankin, 9,076 shares; Mr. Young, 24,477 shares; and all Directors as a group 89,582 shares.

(2)	Excludes restricted stock units as to which the executive officers have no voting or investment power as follows: Mr. Carmola, 35,963 units; Mr. Grisik, 29,575 units; Mr. Kuechle, 17,650 units; Mr. Larsen, 125,975 units; Mr. Linnert, 37,275 units; and all executive officers as a group, 360,526 units.

Excludes phantom shares awarded to our Directors under the Outside Director Phantom Share Plan and the Directors’ Phantom Share Plan that are paid out in cash following termination of service as a Director, as follows: Ms. Creel, 17,622 shares; Mr. Davidson, 20,636 shares; Mr. DeLoach, 11,868 shares; Mr. Griffith, 10,067 shares; Mr. Holland, 15,198 shares; Gen. Jumper, 2,726 shares; Gen. Newton, 1,385 shares; Mr. Olesen, 18,591 shares; Mr. Rankin, 11,066 shares; Mr. Young, 19,520 shares; and all Directors as a group, 128,679 shares.

(3)	Each person has sole voting and investment power with respect to Common Stock beneficially owned by such person, except as described in note (1) above, except that Mr. Griffith has shared voting and investment power with respect to 700 shares, Mr. Kuechle has shared voting and investment power with respect to 956 shares and Mr. Larsen has shared voting and investment power with respect to 13,900 shares and all Directors and executive officers as a group have shared voting and investment power with respect to 15,834 shares.

(4)	Applicable percentage ownership is based on 125,075,415 shares of Common Stock outstanding at January 31, 2008 (excluding 14,000,000 shares held by a wholly owned subsidiary).

BENEFICIAL OWNERSHIP OF SECURITIES

The Company is not aware of any person or entity beneficially owning more than 5% of our Common Stock as of January 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our Directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. As a matter of practice, our administrative staff assists our Directors and executive officers in preparing and filing such reports. Based solely upon a review of such reports and representations from our Directors and executive officers, we believe that during 2007 all such reports were filed on a timely basis, except that a Form 4 reporting one transaction was filed one day late on behalf of Mr. Kuechle.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Under Securities and Exchange Commission rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at the 2009 Annual Meeting, the proposal must be received by us, attention: Office of the Secretary, at our principal executive offices by November 12, 2008. We suggest that such proposals be sent by certified mail, return receipt requested.

Under our By-Laws, the proposal of business that is appropriate to be considered by the shareholders may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For business to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2009 Annual Meeting such notice must be received between December 23, 2008 and January 22, 2009. Each such notice must include:

•	for each matter, a brief description thereof and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

•	the number of shares of each class of Goodrich stock owned by such shareholders; and

•	any material interest of such shareholders in such proposal.

See Appendix A for the full text of the relevant section of the By-Laws.

This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the meeting without having to comply with the notice provisions.

By Order of the Board of Directors

Sally L. Geib
Secretary

Dated March 12, 2008

PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

BY-LAWS

ARTICLE I, SECTION 10

Section 10.(A) Annual Meetings of Shareholders.  (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, of such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(B) Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the

A-1

Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C) General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

A-2

Appendix B

GOODRICH CORPORATION

AMENDED AND RESTATED

2001 EQUITY COMPENSATION PLAN

(Effective April 17, 2001)
(Amended and Restated Effective as of April 22, 2008)

1. Purpose; Effective Date.  The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of Goodrich Corporation (the “Company”). In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, phantom shares, common stock of the Company (“Common Stock”), and/or other incentive awards may be granted in accordance with the provisions of this Plan.

This Plan became effective as of April 17, 2001 (the “Effective Date”), following shareholder approval at the Company’s 2001 annual meeting of its shareholders. Any awards that were granted under this Plan prior to its approval by shareholders were specifically contingent on approval of this Plan by the shareholders of the Company at such annual meeting.

2. Administration.  This Plan is to be administered by the Compensation Committee or any successor committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall consist of at least three members who shall not be eligible to participate in this Plan. The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Shares Available For This Plan.  Subject to Section 18 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to the sum of: (i) 14,500,000 shares of Common Stock (which number represents the sum of 11,000,000 shares previously made available under the Plan plus an additional 3,500,000 shares made available under the Plan as a result of its amendment and restatement, effective April 22, 2008); (ii) any shares of Common Stock available as of the Effective Date for future awards under the Company’s Stock Option Plan that became effective on April 19, 1999 (the “Prior Plan”); and (iii) any shares of Common Stock represented by any outstanding Prior Plan awards as of the Effective Date that are not issued or that are subject to a Prior Plan award that has lapsed or is forfeited, terminated, settled in cash or canceled without having been exercised, on or after the Effective Date. Such shares may be either authorized but unissued shares or treasury shares.

For purposes of calculating the number of shares of Common Stock available for delivery under this Plan:

•	there shall be counted against the limitations the number of shares subject to issuance upon exercise or settlement of awards as of the dates on which such awards are granted;

•	(i) the grant of a Performance Share Award (as defined in Section 9) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award;

•	if the exercise price of any stock option granted under this Plan or any Prior Plan, or the tax withholding obligation associated with the exercise of such stock option, is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), any tendered or withheld shares shall not be available for awards granted under this Plan;

•	the gross number of shares of Common Stock with respect to which a stock-settled stock appreciation right is exercised will be counted against such limit, rather than the net number of shares delivered upon the exercise of a stock-settled stock appreciation right;

•	awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under this Plan; and

•	any shares awarded under this Plan or any Prior Plan that are not issued or that are subject to an award under this Plan or any Prior Plan that has lapsed or is forfeited, terminated, settled in cash or canceled without having been exercised shall again be available for other awards under this Plan.

4. Limitation On Awards.  Subject to Section 18 hereof, (a) no individual employee may receive awards under this Plan with respect to more than 500,000 shares in any calendar year, (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 7) shall be 5,000,000 shares and (c) the maximum number of shares of Common Stock that may be issued pursuant to Performance Share Awards (as defined in Section 9), Performance Unit Awards (as defined in Section 9), Restricted Stock Awards (as defined in Section 12), Restricted Stock Unit Awards (as defined in Section 12) and Other Awards (as defined in Section 13) for awards made on or after the effectiveness of the amendment and restatement of the Plan on April 22, 2008 shall be 1,500,000 shares.

5. Term.  No awards may be granted under this Plan after April 16, 2011.

6. Eligibility.  Awards under this Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation of which more than 50% of the voting stock is owned by the Company. Directors who are not full-time employees are not eligible to participate.

7. Stock Options.  The Committee may, in its discretion, from time to time grant to eligible employees options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date of grant (the “option price”), subject to the conditions set forth in this Plan. The Committee may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization (as defined in Section 18), nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

The Committee, at the time of granting to any employee an option to purchase shares or any related stock appreciation right or limited stock appreciation right under this Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised, and may designate options as incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options and related appreciation rights shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Internal Revenue Code and (iii) the provisions of any other statutory stock option permitted under the Internal Revenue Code must be consistent with applicable Internal Revenue Code requirements.

Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

8. Stock Appreciation Rights.  The Committee may, in its discretion, grant stock appreciation rights and limited stock appreciation rights (as hereinafter described) in connection with any stock option, either at the time of grant of such stock option or any time thereafter during the term of such stock option. Except for the terms of this Plan with respect to limited stock appreciation rights, each stock appreciation right shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Committee shall determine, but only so long as the related option is exercisable. The number of stock appreciation rights or limited stock appreciation rights shall be reduced not only by the number of appreciation rights exercised but also by the number of shares purchased upon the exercise of a related option. A related stock option shall cease to be exercisable to the extent the stock appreciation rights or limited stock appreciation rights are exercised.

Upon surrender to the Company of the unexercised related stock option, or any portion thereof, a stock appreciation right shall entitle the optionee to receive from the Company in exchange therefor a payment in stock determined by dividing (1) the product of (A) the total number of stock appreciation rights being exercised times (B) the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the related option, by (2) the fair market value of a share of Common Stock on the exercise date. No fractional shares shall be issued.

The grant of limited stock appreciation rights will permit a grantee to exercise such limited stock appreciation rights for cash during a sixty-day period commencing on the date on which any of the events described in the definition of Change in Control (as defined in Section 26) occurs. Upon surrender to the Company of the unexercised related stock option, a limited stock appreciation right shall entitle the optionee to receive cash with a fair market value equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise of the limited stock appreciation right, over the option price of the stock option to which the limited stock appreciation right relates.

9. The Goodrich Corporation Long-Term Incentive Plan (“LTIP”).  The Committee may make awards (“Performance Share Awards”) in Common Stock or phantom shares or awards of performance units (“Performance Unit Awards”) which are paid out in cash under this LTIP.

At the time Performance Share Awards and Performance Unit Awards are made, the Committee shall determine, in its sole discretion, one or more performance periods and specific Performance Objectives (as defined below) to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Unit Awards, the Committee shall also determine a target unit value or a range of unit values for each award.

At the end of the performance period, the Committee shall determine the extent to which Performance Objectives have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their fair market value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Share Awards and Performance Unit Awards shall generally be made as soon as practicable following the end of the performance period, but in any event such payments will be made no later than the end of the calendar year following the calendar year in which the performance period ends.

10. The Goodrich Corporation Performance Share Deferred Compensation Plan (“PSDCP”).  For calendar years prior to 2006, the Committee may provide certain employees with the opportunity to defer the receipt of Performance Share Awards granted pursuant to Section 9. Performance Share Awards that are deferred under the PSDCP shall be designated as phantom share accounts. Such accounts will be unfunded assets and each PSDCP participant shall be an unsecured general creditor of the Company. The Company shall establish an Irrevocable Grantor “Rabbi” Trust to provide protection against the risk of the Company refusing to pay benefits.

(a) Eligibility and Participation.  An individual will be eligible to participate in the PSDCP, provided such individual is selected for participation by the Committee and completes such election forms as are required by the Committee, in its discretion.

(b) Deferrals.  A PSDCP participant may elect to defer 0%, 25%, 50%, 75% or 100% of a Performance Share Award. Such election must be made prior to the commencement of the performance period during which the applicable Performance Share Awards are to be earned. A deferral election, once made, is irrevocable.

(c) Investment of Account/Vesting.  Each individual Performance Share deferred by a participant under the PSDCP will be credited to the participant’s PSDCP account as one phantom share, which phantom share shall at all times be equal to one share of Common Stock. Dividend equivalents will accrue on all phantom shares in a participant’s account in the form of additional phantom shares, at the same time and in the same amount as actual dividend payments on Common Stock. Dividend equivalents shall continue to be credited during the period of time during which a participant’s account is being distributed in the form of annual installments and shall continue to be so credited until such time that the last installment payment is made. A participant shall at all times be vested fully in the participant’s PSDCP account.

(d) Distribution Election and Timing of Distribution.  Immediately prior to an individual’s initial participation in the PSDCP, the participant shall be required to elect a form of distribution for the current Performance Share Awards that are to be earned and deferred and that will also apply to all future Performance Share Awards that may be earned and deferred. Such distribution election, once made, is irrevocable.

A PSDCP participant may elect one of the following forms of distribution:

(i) single lump sum in Common Stock; or

(ii) quarterly or annual installments over 5, 10 or 15 years in Common Stock.

If a participant fails to timely elect a form of distribution, the participant’s PSDCP account shall be paid in a single lump sum in Common Stock within 60 days following termination of employment with the Company.

If a PSDCP participant terminates employment with the Company on or after attaining age 55, distribution of the participant’s PSDCP account will commence in January of the year following the year in which the participant terminated employment with the Company. However, at the time of the participant’s initial deferral election, the participant may elect a

January commencement date for a later year, provided such later year is no later than the year in which the participant attains age 70. Notwithstanding a participant’s election to the contrary, in the event a participant terminates employment with the Company prior to attaining age 55, the participant’s PSDCP account shall be paid in a single lump sum within 60 days following such termination of employment.

(e) Small Accounts.  Notwithstanding anything contained in this Section 10 to the contrary, in the event a participant’s PSDCP account is less than $10,000 at the time the participant terminates employment with the Company, such account shall be paid in the form of a single lump sum in Common Stock within 60 days following such termination of employment. In addition, with respect to amounts credited to a participant’s PSDCP account and vested in such account prior to January 1, 2005, if, at the time benefits are to commence, the participant’s annual installment payment is less than 400 shares per year, the Company may shorten the payout period until the payments equal or exceed 400 shares per year.

(f) Disability.  If a PSDCP participant becomes disabled (as defined under Section 409A of the Code), the distribution of the participant’s PSDCP account shall commence within 60 days following the date the Committee determines that such participant is disabled. Notwithstanding the preceding to the contrary, with respect to amounts credited to a participant’s PSDCP account and vested in such account prior to January 1, 2005, a participant will be deemed disabled if the participant is totally disabled under the Company’s Long-Term Disability Plan. The participant’s benefit payments will be paid and calculated in the same manner as if the participant had terminated employment with the Company on or after attaining age 55.

(g) Death.  In the event a PSDCP participant dies prior to the commencement of distribution of the participant’s PSDCP account, such account shall be paid to the participant’s designated beneficiary in a single lump sum in Common Stock within 60 days after receipt by the Company of the participant’s death certificate. In the event a PSDCP participant dies after installment payments have commenced, but prior to the completion of such installment payments, the remainder of the participant’s account shall be paid to the participant’s designated beneficiary in a single lump sum in Common Stock within 60 days after receipt by the Company of the participant’s death certificate.

(h) Change in Control.  Upon a change in control of the Company (as defined in Section 409A of the Code), and notwithstanding any provision contained in this Section 10 to the contrary, a participant’s PSDCP account (or, in the event a participant’s account is currently being distributed in installments, the remainder of the participant’s PSDCP account) shall be paid in a single lump sum in Common Stock within 60 days following the change in control. Notwithstanding the preceding to the contrary, with respect to amounts credited to a participant’s PSDCP account and vested in such account prior to January 1, 2005, a change in control will be determined based on the definition set forth in Section 26.

(i) Account Valuation.  For purposes of a participant’s PSDCP account, the value of an individual Performance Share/phantom share for tax purposes will be calculated using the fair market value of Common Stock as reported on the New York Stock Exchange (NYSE) Composite Transactions (or similar) listing as follows:

1.	For lump sum payments at termination of employment on or after age 55, the value of a participant’s account will be calculated as of the January 2 in the year immediately following the year of termination (or, if the NYSE is closed on January 2, the first business day following January 2 on which the NYSE is open).

2.	For installment payments, the value of each installment payment will be calculated as of the first business day of each year on which the NYSE is open.

3.	For lump sum payments in the event of death, change in control of the Company (as defined in Section 10(h)), or termination of employment prior to age 55, the value of the participant’s account will be calculated as of the first business day of the month immediately following the date of the event requiring the calculation.

11. Performance Objectives.  Performance objectives that may be used under the Plan (“Performance Objectives”) shall be based upon one or more or the following criteria: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The Performance Objectives may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular Participant, subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above criteria, either in establishing any Performance Objective or in determining the extent to which any Performance Objective has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the Performance Objectives, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the Plan.

12. Restricted Stock and Restricted Stock Units.  The Committee may make awards in Common Stock (“Restricted Stock”) and awards of restricted stock units (“Restricted Stock Units”) subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries. Any Restricted Stock Award and Restricted Stock Unit Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 27.

13. Other Awards.  The Committee may make awards authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock (“Other Awards”). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, under such terms and conditions as in its discretion it deems appropriate.

14. Deferred Awards.  The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe, provided that any such deferral shall be made in compliance with a plan designed to comply with the requirements of Section 409A of the Code. The Committee may authorize the Company to establish various trusts or make other arrangements with respect to any deferred awards.

15. Fair Market Value.  For all purposes of this Plan the fair market value of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of 4:00 P.M. Eastern Standard Time) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

16. Termination Of Employment.  The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this Plan.

17. Assignability.  Options and any related appreciation rights and other awards granted under this Plan shall not be transferable by the grantee other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time; provided, however, that under no circumstances shall a transfer for value of options and any related appreciation rights or of any other award hereunder be permitted.

18. Corporate Reorganization.  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, (a “Corporate Reorganization), the Committee or the Board shall be required to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under this Plan and/or such other equitable substitution or adjustments to equalize the value and prevent dilution or enlargement of the rights of participants in any form or manner of substitution or adjustment as it, in good faith, may determine, in its sole discretion, to be equitable under the circumstances; provided, however, that the number of shares subject to any award shall always be a whole number.

19. Committee’s Determination.  The Committee’s determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.

20. Leave Of Absence Or Other Change In Employment Status.  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on awards under this Plan theretofore made to any employee who takes such leave of absence or otherwise changes his or her employment status.

21. Withholding Taxes.  The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

22. Retention Of Shares.  If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

23. Dividends And Voting.  The Committee may permit each participant to receive or accrue dividends and other distributions made with respect to such awards under such terms and conditions as in its discretion it deems appropriate. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares. Notwithstanding the preceding to the contrary, all dividends and other distributions shall be made in a manner so as to comply with the provisions of Section 409A of the Internal Revenue Code and Treasury regulations and any other related Internal Revenue Service guidance promulgated thereunder and, as applicable, so as to preserve the applicable award’s status as being exempt from Section 409A of the Internal Revenue Code.

24. Forfeiture Of Awards.  Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of Common Stock issued shall revert to the Treasury of the Company.

25. Continued Employment.  Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

26. Change In Control.  For purposes of this Plan, a “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(d) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

27. Effect Of Change In Control.

(a) In the event of a Change in Control, options and any related appreciation rights that are not then exercisable shall become immediately exercisable upon the earlier to occur of (i) the Change in Control, and (ii) the time notice is provided by the Board in accordance with Section 27(b) of the Plan, and, notwithstanding any other provisions of this Plan or any award agreement (except as provided in Section 27(b) of the Plan), shall remain exercisable for no less than the shorter of (i) two years or (ii) the remainder of the full term of the option or appreciation right, unless such award terminates as provided in Section 27(b). The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion.

(b) In the event of a proposed Change in Control constituting a dissolution or liquidation of the Company, the Board, in its sole discretion, shall notify each person who holds a stock option or stock appreciation right under the Plan, in writing, at least ten (10) business days prior to the date of such proposed dissolution or liquidation, that such stock option or stock appreciation right will terminate effective as of the date of such dissolution or liquidation. To the extent such stock option or stock appreciation right is not exercised by the holder of the award on or prior to the date of such dissolution or liquidation, it shall expire effective as of such dissolution or liquidation. In the event of a proposed Change in Control that does not constitute a dissolution or liquidation of the Company, each outstanding stock option or stock appreciation right shall be assumed by, or an equivalent stock option or stock appreciation right shall be substituted by, the successor corporation (or a parent or subsidiary of the successor corporation). In the event such successor corporation fails to assume, or substitute for, the stock option or stock appreciation right, the stock option or stock appreciation right shall, if not exercised by the holder of the award on or prior to the date of the Change in Control, terminate as of the close of business of the effective date of the Change in Control. The Board shall notify each person who holds a stock option or stock appreciation right under the Plan, in writing, at least ten (10) business days prior to the date of such proposed Change in Control.

28. Compliance With Laws And Regulations.  Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

29. Amendment.  The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization), materially increasing the benefits accruing to participants under the Plan or materially modifying the requirements for participation in the Plan shall be made without the approval of the Company’s shareholders.

30. 409A Compliance.  Notwithstanding any Plan provisions herein to the contrary and, to the extent applicable, the Plan shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such manner so as to comply with the provisions of Section 409A of the Internal Revenue Code and Treasury regulations and any other related Internal Revenue Service guidance promulgated thereunder and, as applicable, so as to preserve an award’s status as being exempt from Section 409A of the Internal Revenue Code.

IN WITNESS WHEREOF, the company, by its duly authorized officer, has caused this Plan, as amended and restated effective as of April   , 2008, to be executed as of this           day of          , 2008.

GOODRICH CORPORATION

By:

Title:

Appendix C

GOODRICH CORPORATION
2008 GLOBAL EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan

The purpose of the Goodrich Corporation 2008 Global Employee Stock Purchase Plan (the “Plan”) is to provide certain corporate procedures and uniform rules for broad-based equity incentive plans and arrangements under which employees of Goodrich Corporation (the “Company”) and its Affiliates may be provided the opportunity to purchase shares of common stock of the Company and thus to develop an incentive to remain with the Company, to share in the future success of the Company and to link and align their personal interests with the interests of the Company’s shareholders.

Section 2.  Definitions

(a) “Administrator” means the Compensation Committee of the Board or such other committee as may be appointed from time to time by the Board to serve at the pleasure of the Board as the Administrator of the Plan; provided, however, that in any event the Administrator shall be comprised of two or more directors each of whom shall be an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, unless otherwise determined by the Board, an “outside director” under Section 162(m) of the Code.

(b) “Affiliate” means any corporation, partnership, limited liability company, joint venture, or other similar business entity at least 20% of the voting securities or voting power of which is owned by the Company directly or indirectly.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” has the meaning set forth in Section 18.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

(f) “Company” means Goodrich Corporation.

(g) “Effective Date” means the earliest date at which the approval of the Plan by both the Board and the Company’s shareholders shall have been received.

(h) “Eligible Employees” means those full-time or part-time employees or statutory directors employed by an Employer on or after the Effective Date who satisfy the eligibility requirements of an applicable Sub-plan; provided, however, that no employee who beneficially owns 5% or more of the Company’s outstanding Shares shall be an Eligible Employee.

(i) “Employer” means the Company and any Affiliate that is authorized to, and that elects to, participate in a Sub-plan.

(j) “Fair Market Value” means, as of any date, the average of the closing prices per Share as reflected by composite transactions on the New York Stock Exchange throughout a period of the ten (10) trading days ending on such date.

(k) “Offering” means the opportunity provided to an Eligible Employee under a Sub-plan to purchase Shares.

(l) “Offering or Contribution Period” means, with respect to each Eligible Employee under a Sub-plan, the period during which contributions to purchase Shares in connection with an Offering shall be made by the Eligible Employee under such Sub-plan.

(m) “Participant” means an Eligible Employee who participates in a Sub-plan.

(n) “Shares” means shares of the Company’s common stock, par value $5.00 per share.

(o) “Sub-plan” means a plan, program, scheme or arrangement maintained or adopted by an Employer to provide equity incentives for Eligible Employees under this Plan.

Section 3. Share Limitation

Subject to adjustment as described in Section 13, the maximum number of Shares that are available in the aggregate pursuant to Sub-plans adopted hereunder is 3,000,000 Shares. Such Shares may be either authorized but unissued Shares, Shares purchased on the market, treasury Shares or any combination of the foregoing. Shares offered but not in fact delivered pursuant to a Sub-plan, Shares delivered to, but subsequently forfeited by, a Participant, and Shares subject to grants, awards or incentives that are settled in cash rather than the delivery of Shares, shall not count against such limit.

If the Board determines that the number of Shares with respect to which rights to purchase Shares are to be exercised may exceed the number of Shares available for sale under the Plan as of the date the rights to purchase Shares are to be exercised, the Board may in its sole discretion provide that the Administrator (or the administrator(s) of the relevant Sub-plan(s), as appropriate) shall make a pro rata allocation of the Shares available for purchase on such exercise date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising rights to purchase Shares on such exercise date. The Administrator (or the administrator(s) of the relevant Sub-plan(s), as applicable) may make pro rata allocation of the Shares available on the exercise date pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to the Board’s provision for such allocation. Where applicable and unless otherwise provided in an applicable Sub-plan, any balance remaining in the Participant’s payroll deduction account after the maximum number of whole Shares has been purchased in accordance with this paragraph shall be refunded to the Participant in cash without interest.

Section 4. Offerings under the Plan; Terms and Conditions to be Set Forth in Sub-plans

After the Effective Date, one or more Offerings may be made to Eligible Employees to purchase Shares subject to the Plan. The Offerings may be consecutive or concurrent as determined by the administrator of the applicable Sub-plan. Offerings shall be made pursuant to, and all Shares delivered pursuant to the Plan shall be delivered in accordance with, the terms and conditions of a Sub-plan. Each Sub-plan shall be set forth in writing and shall be listed on Schedule A. Each Sub-plan shall permit participation by a specified group of Eligible Employees, a substantial majority of whom shall not be executive employees, on terms and conditions that do not materially favor executive employees. Each Sub-plan shall include such additional terms and conditions as the Employer, the Administrator and the Chief Executive Officer of the Company (or his delegate) shall determine to be necessary or appropriate to accomplish the purposes thereof consistent with the terms hereof and to be necessary or appropriate in accordance with the law applicable to such Sub-plan. In the event of any inconsistency between the terms of any Sub-plan and the terms hereof, the terms hereof shall govern except as provided herein or as required for such Sub-plan to comply with local or other law applicable to such Sub-plan.

Section 5. Payment for Shares

Each Sub-plan shall require that payment for Shares to be delivered pursuant to a Sub-plan shall be made in such form and in such amounts as are required by applicable law and the rules and regulations of any exchange or regulatory agency having authority in the manner of payment for and delivery of Shares.

Section 6. Determination of and Limit on Discount

The purchase price for Shares under each Offering shall be determined as set forth in the applicable Sub-plan. In no event shall the right of an Eligible Employee to purchase Shares under any Sub-plan be at a discount to the purchase price of the Shares that exceeds 20% of the Fair Market Value of the Shares. The discount applicable to rights to purchase Shares under any Sub-plan shall be determined by the Administrator and shall be compliant with laws applicable to such Sub-plan, including applicable local tax laws and related regulations. The Sub-plan for U.S. employees shall provide for a purchase price discount that complies with the requirements of Section 423 of the Code, and such discount shall be 15% of the Fair Market Value of the Shares on the applicable date as set forth in such Sub-plan, or such other percentage as may be permitted from time to time under the Code.

Section 7. Maximum Offering or Contribution Period

No Sub-plan shall provide for an Offering or Contribution Period of greater than 60 months; provided, however, that the Offering or Contribution Period under the Sub-plan for U.S. employees shall not exceed 27 months, or such other maximum time period as may be permitted from time to time under the Code; and provided, further, that a Sub-plan for non-U.S. employees may provide for an Offering or Contribution Period greater than 27 months, but less than or equal to 60 months, if permitted by laws applicable to such Sub-plan, including applicable local tax laws and related regulations, and deemed appropriate by the Administrator. A Sub-plan may permit Participants to exercise rights to purchase Shares pursuant to an Offering subsequent to the expiration of the Offering or Contribution Period; provided, however, that the time periods within which rights to purchase Shares may be exercised following the expiration of the Offering or Contribution Period under a Sub-plan shall not exceed those permitted or required by applicable law, including local tax laws and regulations, and the circumstances under which rights to purchase Shares may be exercised following the expiration of the Offering or Contribution Period under a Sub-plan shall be consistent with local practices and applicable law, including local tax laws and regulations.

Section 8. Limitation on Participant Contributions

The limitation on contributions by a Participant in connection with an Offering or Offerings under any Sub-plan shall be as set forth in the applicable Sub-plan or, if no limitation is set forth in such Sub-plan, as determined in accordance with this Section. Any limitation on Participant contributions set forth in a Sub-plan shall be determined by the Administrator and shall be appropriate in accordance with local practices relating to such Sub-plan and compliant with laws applicable to such Sub-plan, including applicable local tax laws and related regulations. Notwithstanding the foregoing: (i) no Offering shall be made to a Participant in any Sub-plan for U.S. employees which permits the Participant during any one calendar year to purchase Shares under such Sub-plan and any other stock purchase plan of the Company and its Affiliates, including any other Sub-plan, the Fair Market Value of which exceeds $25,000 as of the time such Offering is made (or such other limit, if any, as may be designated by the Administrator or imposed by the Code); and (ii) if a Sub-plan does not set forth a different limitation, the limitation set forth in clause (i) of this sentence shall apply with respect to Offerings under such Sub-plan (unless applicable law requires a different limitation on Participant contributions in connection with Offerings under the Sub-plan, in which case such other limitation shall apply;

provided, however, that the limitation specified in clause (i) shall apply to Participants who are U.S. employees).

Section 9. Rights as a Shareholder

No Participant shall have any rights or privileges as a shareholder with respect to any Shares to be delivered pursuant to any Sub-plan unless and until such Shares are deemed to be issued, outstanding and owned by such Participant for purposes of such Sub-plan, as determined by the Administrator in its absolute discretion.

Section 10. Administration

The Plan and each Sub-plan shall be administered by the Administrator and/or by such person or persons (including any employee or director of the Company or an Affiliate) duly appointed by the Administrator and having such powers as shall be specified by the Administrator, or in the case of a Sub-plan, as provided in such Sub-plan. The Administrator or its delegates shall have the authority, consistent with the Plan and each Sub-plan, to interpret the Plan and each Sub-plan (including, without limitation, any schedules or appendices attached hereto or thereto), to adopt, amend, and rescind rules and regulations for the administration of the Plan and such Sub-plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and Sub-plan to the extent necessary for the effective operation of the Plan and such Sub-plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions shall be binding and conclusive for all purposes under the Plan and such Sub-plan. No employee of the Company or an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan or any Sub-plan has been delegated shall be liable for any action, omission or determination relating to the Plan or any Sub-plan and the Company shall indemnify and hold harmless each such employee against any cost, expense (including reasonable attorneys’ fees) or liability arising out of any action, omission or determination relating to the Plan or any Sub-plan, unless, in either case, such action, omission or determination was taken or made by such employee in bad faith and without reasonable belief that it was in the best interests of the Company.

Section 11. Amendment or Termination

(a) Amendment. The Plan (including, without limitation, Schedule A attached hereto) may be amended at any time and from time to time by the Board without the approval of the shareholders of the Company; provided that no revision to the Plan will be effective until the amendment is approved by the shareholders of the Company if such approval is required under any applicable law or by the rules of the New York Stock Exchange. No amendment of the Plan made without the Participant’s written consent may adversely affect any right of a Participant with respect to contributions paid or Shares purchased or held under the Plan unless such amendment is necessary to comply with applicable law.

(b) Termination. The Plan and all Sub-plans hereunder will terminate upon the earlier of the following dates or events to occur (i) the termination by the Administrator of all Sub-plans in effect with respect to all of the Employers participating in any Sub-plan at the time of termination and (ii) the 10th anniversary of the Effective Date, in each case without affecting Participants’ rights with respect to any Offering that commenced prior to such termination.

Section 12. Governing Law

The Plan and its provisions shall be construed in accordance with the laws of the State of New York, United States of America, except to the extent otherwise required by the laws of the applicable local jurisdiction.

Section 13. Anti-Dilution

The maximum aggregate number of Shares available under the Plan and under each Sub-plan and each award or other right made pursuant to a Sub-plan shall be subject to adjustment as provided in this paragraph, except to the extent inconsistent with the requirements of applicable law. Unless otherwise provided in a Sub-plan, subject to any required action by the shareholders of the Company, in the event of any change in the number of Shares outstanding by reason of a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, the Board or the Administrator shall be required to make such substitution or adjustment to the maximum aggregate number of Shares available under the Plan and each Sub-plan and, with respect to outstanding awards or rights, in the number of Shares, the purchase price for such Shares, and/or such other equitable substitution or adjustments to equalize the value and prevent dilution or enlargement of the rights of Participants in any form or manner of substitution or adjustment as it, in good faith, may determine, in its sole discretion, to be equitable under the circumstances.

Except as expressly provided in the Plan or in any Sub-plan, no Participant shall have any rights by reason of any event described in this Section.

Section 14. Effective Date

Notwithstanding anything in the Plan to the contrary, the Plan is effective as of the Effective Date, as defined in Section 2(g). The approval of the Plan by the Company’s shareholders shall be in a manner that satisfies the requirements of the law of the State of New York, the rules of the New York Stock Exchange and any applicable law, including any tax law, that may require shareholder approval of the Plan.

Section 15. Use of Plan Funds

Subject to the terms of an applicable Sub-plan, to the extent the Company issues Shares to Participants upon exercise of rights to purchase Shares granted under a Sub-plan, the amounts received by the Company may be used for any corporate purpose or purposes of the Company. Subject to the terms of an applicable Sub-plan, all amounts credited to a Participant’s payroll deduction account, if any, under a Sub-plan shall be available for use by the Company or the Employer for any corporate purpose prior to their application to a purchase of Shares, and a Participant shall not have any claim, right to or interest in such an account other than as a general unsecured creditor of the Company or the Employer, as applicable.

Section 16. Termination of Employment

Unless otherwise provided in an applicable Sub-plan, if the employment of a Participant terminates for any reason, including resignation, death, disability, retirement or other cause, his participation in the Plan automatically and without any act on his part shall terminate as of the date of termination of his employment. Unless otherwise provided in an applicable Sub-plan, as soon as practicable following the Participant’s termination of employment, the Company shall refund to such Participant (or his beneficiary, in the case of the Participant’s death) any payroll deductions held by the Company and a Share certificate shall be issued in the name of such Participant (or his beneficiary) for the number of whole Shares to which he is entitled pursuant to prior Offerings. Each Sub-plan hereunder may specify additional or different terms and conditions applicable in the event of a termination of employment of a Participant in such Sub-plan, including permitting a Participant (or his beneficiary, in the case of the Participant’s death) to exercise rights with respect to an Offering following a termination of employment; provided, however, that the time periods within which rights to purchase Shares may be exercised following a termination of employment under a Sub-plan shall not exceed those permitted or required by applicable law, including local tax laws and regulations, and the circumstances under which rights to purchase Shares may be exercised in the event of a termination of employment under a Sub-plan shall be consistent with local practices and applicable law, including local tax laws and regulations.

Section 17. Restriction upon Assignment

Rights to purchase Shares granted to a Participant under the Plan shall not be transferable (including by assignment, sale, pledge or hypothecation), except by will or by the laws of descent and distribution; provided that, if permitted by an applicable Sub-plan, a Participant may, in the manner established by the Sub-plan, designate a beneficiary to exercise the rights of the Participant with respect to any Offering upon the death of the Participant subject to Section 16 of the Plan. A right to purchase Shares shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The Company shall not recognize and shall be under no duty to recognize assignment or purported assignment by a Participant of his rights to purchase Shares or of any rights under his rights to purchase Shares.

Section 18. Change in Control

For purposes of this Plan, unless otherwise provided in an applicable Sub-plan or otherwise required by law applicable to the relevant Sub-plan (including local tax laws and regulations), a “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(d) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

Section 19. Effect of Change in Control

The following provisions shall apply with respect to the effect of a Change in Control on awards under the Plan, unless otherwise provided in an applicable Sub-plan or otherwise required by law applicable to the relevant Sub-plan (including local tax laws and regulations):

(a) Dissolution or Liquidation. In the event of a proposed Change in Control constituting a dissolution or liquidation of the Company, the Board, in its sole discretion, shall shorten the Offering or Contribution Period then in progress and/or the time period within which a Participant may exercise a right to purchase Shares under the Plan by setting a new exercise date with respect to the right to purchase Shares (the “New Exercise Date”) and shall terminate the Offering or Contribution Period and/or the time period within which the Participant may exercise a right to purchase Shares under the Plan immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the exercise date for the Participant’s right to purchase Shares under the Plan has been changed to the New Exercise Date and that the Participant’s right to purchase Shares under the Plan shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering or Contribution Period or period for exercise of such right as provided in the applicable Sub-plan or as permitted by law applicable to such Sub-plan.

(b) Other Changes in Control. In the event of a proposed Change in Control that does not constitute a dissolution or liquidation of the Company, each outstanding right to purchase Shares under the Plan shall be assumed or an equivalent right to purchase Shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the right to purchase Shares under the Plan, the Offering or Contribution Period then in progress and/or the time period within which a Participant may exercise a right to purchase Shares under the Plan shall be shortened by setting a new exercise date with respect to the right to purchase Shares (the “Revised Exercise Date”) and the Offering or Contribution Period and/or the time period within which a Participant may exercise a right to purchase Shares under the Plan shall end on the Revised Exercise Date. The Revised Exercise Date shall be before the date of the Company’s proposed Change in Control. The Board shall notify each Participant in writing, at least ten (10) business days prior to the Revised Exercise Date, that the exercise date for the Participant’s right to purchase Shares under the Plan has been changed to the Revised Exercise Date and that the Participant’s right to purchase Shares under the Plan shall be exercised automatically on the Revised Exercise Date, unless prior to such date the Participant has withdrawn from the Offering or Contribution Period or period for exercise of such right as provided in the applicable Sub-plan or as permitted by law applicable to such Sub-plan.

Section 20. Government Regulations

The Company’s obligation to issue, sell or deliver any Shares under this Plan or any Sub-plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such Shares. The Company shall not be required to issue, sell or deliver any Shares under this Plan or any Sub-plan prior to:

(a) the approval of such Shares for listing on the New York Stock Exchange (if such approval must be obtained); and

(b) the completion of any registration or other qualification of such Shares under any state or federal law or any ruling or regulation of any governmental or regulatory authority that the Company in its sole discretion shall determine to be necessary or advisable.

Section 21. Severability

The provisions of the Plan shall be deemed severable. If any provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in applicable law, including an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in case of a change in applicable law or statute, has been deleted as of the date of such change).

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this 2008 Global Employee Stock Purchase Plan to be executed as of the    day of           , 2008.

GOODRICH CORPORATION

By:
Its:

SCHEDULE A

List of Sub-plans as of

GOODRICH CORPORATION
FOUR COLISEUM CENTRE
2730 WEST TYVOLA ROAD
CHARLOTTE, NC 28217-4578
VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by Goodrich Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Goodrich Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GODRC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOODRICH CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
Vote On Directors
1.	ELECTION OF DIRECTORS

01 — Diane C. Creel, 02 — George A. Davidson, Jr., 03 — Harris E. DeLoach, Jr., 04 — James W. Griffith, 05 — William R. Holland, 06 — John P. Jumper, 07 — Marshall O. Larsen, 08 — Lloyd W. Newton, 09 — Douglas E. Olesen, 10 — Alfred M. Rankin, Jr. and 11 — A. Thomas Young

For	Withhold	For All
All	All	Except

☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals	For	Against	Abstain

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2008.	☐	☐	☐
3. Approve an amendment and restatement of the Goodrich Corporation 2001 Equity Compensation Plan.	☐	☐	☐
4. Approve the Goodrich Corporation 2008 Global Employee Stock Purchase Plan.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

For comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

March 12, 2008
To Our Shareholders:
The Annual Meeting of Shareholders will be held at Goodrich’s headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina on Tuesday, April 22, 2008, at 10:00 a.m.
If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement at http://www.goodrich.com/proxy and 2007 annual report at http://www.goodrich.com/annualreport.
The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2008, the proposal to amend and restate the Goodrich Corporation 2001 Equity Compensation Plan and the proposal to approve the Goodrich Corporation 2008 Global Employee Stock Purchase Plan. The voting results from the Annual Meeting of Shareholders will be posted on our website, www.goodrich.com, on April 23.
It is important that these shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.
Sincerely,
Marshall O. Larsen
Chairman, President and
Chief Executive Officer

GOODRICH CORPORATION
PROXY
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby authorizes Marshall O. Larsen and Sally L. Geib, or either of them, with full power of substitution, to represent the undersigned and to vote all Common Stock of GOODRICH CORPORATION which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 22, 2008, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.
     You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote these shares unless you sign and return this card. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.
     This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for this account in the Company’s Dividend Reinvestment Plan, and will be considered to be voting instructions to the plan trustees with respect to shares held in accounts under the Goodrich Corporation Employees’ Savings Plan and the Goodrich Corporation Savings Plan for Rohr Employees.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be signed and dated, on reverse side.)